Exhibit 10.1

Execution Version

Education Realty Operating Partnership, LP
Education Realty Trust, Inc.

$150,000,000

4.22% Series A Guaranteed Senior Notes due August 31, 2029

4.30% Series B Guaranteed Senior Notes due August 31, 2032

Note and Guarantee Agreement

Dated as of August 31, 2017

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Schedule A	—	Defined Terms

Schedule 1(a)	—	Form of 4.22% Series A Guaranteed Senior Note due August 31, 2029

Schedule 1(b)	—	Form of 4.30% Series B Guaranteed Senior Note due August 31, 2032

Schedule 4.4(a)	—	Form of Opinion of Special Counsel for the Constituent Companies

Schedule 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries and Affiliates of the Parent Guarantor and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.10(b)	—	Initial Unencumbered Pool

Schedule 5.15	—	Existing Indebtedness

Schedule AUP	—	Acceptable Unencumbered Property Representations

Purchaser Schedule	—	Information Relating to Purchasers

Exhibit CC	—	Form of Compliance Certificate

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Education Realty Operating Partnership, LP
Education Realty Trust, Inc.

999 South Shady Grove Road

Suite 600

Memphis, Tennessee 38120

4.22% Series A Guaranteed Senior Notes due August 31, 2029

4.30% Series B Guaranteed Senior Notes due August 31, 2032

Dated as of August 31, 2017

To each of the Purchasers listed in

the Purchaser Schedule hereto:

Ladies and Gentlemen:

Education Realty Operating Partnership, LP, a Delaware limited partnership (the “Issuer”), and Education Realty Trust, Inc., a Maryland corporation (the “Parent Guarantor,” and together with the Issuer, the “Constituent Companies” and individually, a “Constituent Company”), agree with each of the Purchasers as follows:

Section 1.           Authorization of Notes.

The Issuer will authorize the issue and sale of $150,000,000 aggregate principal of its Guaranteed Senior Notes, of which $75,000,000 aggregate principal amount shall be its 4.22% Series A Guaranteed Senior Notes due August 31, 2029 (the “Series A Notes”) and $75,000,000 aggregate principal amount shall be its 4.30% Series B Guaranteed Senior Notes due August 31, 2032 (the “Series B Notes”; the Series A Notes and the Series B Notes are hereinafter referred to collectively as the “Notes”). The Series A Notes and the Series B Notes shall be substantially in the forms set out in Schedule 1(a) and Schedule 1(b), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 23.4 shall govern.

Section 2.           Sale and Purchase of Notes; Guarantee.

Section 2.1.          Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.          Guarantee. The obligations of the Issuer hereunder and under the Notes shall have the benefits of the Guarantee of the Parent Guarantor contained in Section 13 (the “Parent Guarantee”).

Section 3.          Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10103, at 11:00 a.m., New York, New York time, at a closing (the “Closing”) on August 31, 2017 or on such other Business Day thereafter on or prior to August 30, 2017 as may be agreed upon by the Constituent Companies and the Purchasers. At the Closing, the Issuer will deliver to each Purchaser the Notes of each series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account of the Issuer set forth in the funding instructions delivered by the Issuer pursuant to Section 4.10. If at the Closing the Issuer shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Issuer to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

Section 4.          Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.          Representations and Warranties. The representations and warranties of each Constituent Company in this Agreement shall be correct when made and at the Closing.

Section 4.2.          Performance; No Default. Each Constituent Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither Constituent Company nor any Subsidiary shall have entered into any transaction since March 13, 2017 that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.          Compliance Certificates.

(a)          Officer’s Certificates. Each Constituent Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)          Secretary’s Certificates. Each Constituent Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate or limited partnership proceedings relating to the authorization, execution and delivery of the Notes (in the case of the Issuer) and this Agreement (in the case of each Constituent Company) and (2) such Constituent Company’s organizational documents as then in effect.

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Section 4.4.          Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Bass, Berry & Sims, PLC, counsel for the Constituent Companies, covering the matters set forth in Schedule 4.4(a) (and the Constituent Companies hereby instruct their counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin, LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.          Purchase Permitted By Applicable Law, Etc. On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of this Agreement. If requested by such Purchaser at least five Business Days prior to the date of the Closing, such Purchaser shall have received an Officer’s Certificate from the Issuer certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.          Sale of Other Notes. Contemporaneously with the Closing, the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7.          Payment of Fees.

(a)          Special Counsel Fees. Without limiting Section 16.1, the Issuer shall have paid on or before the date of the Closing the reasonable and documented fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Issuer at least two Business Days prior to such date.

(b)          Other Fees. The Issuer shall have paid such other fees as provided in the Commitment Letter.

Section 4.8.          Private Placement Numbers. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9.          Changes in Corporate Structure. Neither Constituent Company shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

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Section 4.10.         Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer of the Issuer on letterhead of the Issuer directing the manner of the payment of the purchase price for the Notes and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.         Material Credit Facilities. Such Purchaser shall have received a copy of each Material Credit Facility as in effect on the date of the Closing, which copy shall be certified as true, correct and complete.

Section 4.12.         Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.          Representations and Warranties of the Constituent Companies.

Each Constituent Company represents and warrants to each Purchaser that:

Section 5.1.          Organization; Power and Authority.

(a)          The Issuer is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer has the limited partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

(b)          The Parent Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

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Section 5.2.          Authorization, Etc.

(a)          This Agreement and the Notes have been duly authorized by all necessary limited partnership action on the part of the Issuer, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)          This Agreement has been duly authorized by all necessary corporate action on the part of the Parent Guarantor, and this Agreement constitutes a legal, valid and binding obligation of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.          Disclosure. This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Constituent Companies prior to March 13, 2017 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that with respect to projections, estimates and other forward-looking information, the Constituent Companies represent only that such information was prepared in good faith based upon assumptions believed by the Constituent Companies to be reasonable at the time. Except as disclosed in the Disclosure Documents, since December 31, 2016, there has been no change in the financial condition, operations, business or properties of the Parent Guarantor or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to either Constituent Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.          Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)          Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Parent Guarantor’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent Guarantor and each other Subsidiary, (2) the Parent Guarantor’s Affiliates, other than Subsidiaries, and identifying each Unconsolidated Affiliate of the Issuer, and (3) the directors and senior officers of the Parent Guarantor and the general partner of the Issuer.

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(b)          All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent Guarantor and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Parent Guarantor or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)          Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)          No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes and customary limitations imposed by the terms of agreements governing non-recourse Indebtedness) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.          Financial Statements; Material Liabilities. The Constituent Companies have delivered to each Purchaser copies of the financial statements of the Parent Guarantor and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Parent Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.          Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by (a) the Issuer of this Agreement and the Notes and (b) the Parent Guarantor of this Agreement will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Parent Guarantor or any Subsidiary is bound or by which the Parent Guarantor or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Guarantor or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Guarantor or any Subsidiary.

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Section 5.7.          Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Issuer of this Agreement or the Notes or (b) the Parent Guarantor of this Agreement.

Section 5.8.          Litigation; Observance of Agreements, Statutes and Orders.

(a)          There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Constituent Companies, threatened against or affecting the Parent Guarantor or any Subsidiary or any property of the Parent Guarantor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          Neither the Parent Guarantor nor any Subsidiary is (a) in default under any agreement or instrument to which it is a party or by which it is bound, (b) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (c) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.          Taxes; REIT Status.

(a)          The Parent Guarantor and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (1) the amount of which, individually or in the aggregate, is not Material or (2) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither Constituent Company knows of any basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Parent Guarantor and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2012.

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(b)          The Parent Guarantor has operated, and intends to continue to operate in a manner so as to permit it to qualify, as a REIT. The Parent Guarantor has elected treatment as a REIT. Each Subsidiary of the Parent Guarantor is either (1) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (2) a REIT, (3) a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, (4) a partnership under Treasury Regulation Section 301.7701-3 or (5) an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3.

Section 5.10.         Title to Property; Leases.

(a)          The Parent Guarantor and its Subsidiaries have good, marketable and legal title to, or valid leasehold interests in, their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent Guarantor or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

(b)          On the date of the Closing, the Unencumbered Pool consists solely of those Acceptable Unencumbered Properties listed on Schedule 5.10(b), with those Acceptable Unencumbered Properties that are either an Eligible Off Campus Ground Lease or an Eligible Property Lease being so designated thereon.

Section 5.11.         Licenses, Permits, Etc.

(a)          The Parent Guarantor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto (collectively, “Intellectual Property”), that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)          To the knowledge of each Constituent Company, no product or service of the Parent Guarantor or any of its Subsidiaries infringes in any material respect any Intellectual Property owned by any other Person.

(c)          To the knowledge of each Constituent Company, there is no Material violation by any Person of any right of the Parent Guarantor or any of its Subsidiaries with respect to any Intellectual Property owned or used by the Parent Guarantor or any of its Subsidiaries.

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Section 5.12.         Compliance with Employee Benefit Plans.

(a)          The Parent Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Parent Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Parent Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)          The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)          The Parent Guarantor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)          The expected postretirement benefit obligation (determined as of the last day of the Parent Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent Guarantor and its Subsidiaries is not Material.

(e)          The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Constituent Companies to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)          The Parent Guarantor and its Subsidiaries do not have any Non-U.S. Plans.

Section 5.13.         Private Offering by the Issuer. Neither the Issuer nor anyone acting on its behalf has offered the Notes, the Parent Guarantee or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes and the Parent Guarantee at a private sale for investment. Neither Constituent Company or anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the execution and delivery by the Parent Guarantor of this Agreement for purposes of providing the Parent Guarantee to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

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Section 5.14.         Use of Proceeds; Margin Regulations. The Issuer will apply the proceeds of the sale of the Notes hereunder for the repayment of certain outstanding Indebtedness and for other general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the value of the consolidated assets of the Issuer and its Subsidiaries and the Issuer does not have any present intention that margin stock will constitute any of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.         Existing Indebtedness; Future Liens.

(a)          Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent Guarantor and its Subsidiaries as of August 18, 2017 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guarantee thereof, other than any Guarantee of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar customary exceptions to recourse liability or exceptions relating to bankruptcy, insolvency, receivership or other similar events, provided that the obligations under such Guarantee have not become due and payable), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent Guarantor or its Subsidiaries. Neither the Parent Guarantor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent Guarantor or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent Guarantor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)          Except as disclosed in Schedule 5.15, neither the Parent Guarantor nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien (other than Liens permitted by this Agreement).

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(c)          Neither the Parent Guarantor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent Guarantor or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of either Constituent Company, except as disclosed in Schedule 5.15.

Section 5.16.         Foreign Assets Control Regulations, Etc.

(a)          Neither the Parent Guarantor nor any Controlled Entity (1) is a Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)          Neither the Parent Guarantor nor any Controlled Entity (1) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (2) to either Constituent Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)          No part of the proceeds from the sale of the Notes hereunder:

(1)         constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Parent Guarantor or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws;

(2)         will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(3)         will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)          The Parent Guarantor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent Guarantor and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17.         Status under Certain Statutes. Neither Constituent Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

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Section 5.18.         Environmental Matters.

(a)          Neither the Parent Guarantor nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Parent Guarantor or any Subsidiary or any of their respective Real Properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)          Neither the Parent Guarantor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to Real Properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)          Neither the Parent Guarantor nor any Subsidiary has stored any Hazardous Materials on Real Properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)          Neither the Parent Guarantor nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)          All buildings on all Real Properties now owned, leased or operated by the Parent Guarantor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 6.          Representations of the Purchasers.

Section 6.1.          Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that neither the Parent Guarantor nor the Issuer is required to register the Notes. Each Purchaser severally represents that (a) it has conducted its own investigation of the Constituent Companies, the terms of the Notes and the terms of the Parent Guarantee, (b) it has received the Disclosure Documents and such other financial and other information as it deemed necessary to make its decision to purchase its Notes and (c) it has been offered the opportunity to conduct such review and analysis of the business, assets, condition and operations of the Constituent Companies and to ask questions of management of the Constituent Companies and received answers thereto, each as it deemed necessary in connection with its decision to purchase its Notes. Each Purchaser further severally represents and acknowledges that it has had such opportunity to consult with its own counsel, financial and tax advisors and other professional advisers as it believes is necessary for purposes of the purchase of its Notes and that it can bear the economic risk of its investment in its Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in its Notes. Each Purchaser severally represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”).

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Section 6.2.          Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)          the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)          the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)          the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

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(d)          the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (d); or

(e)          the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

(f)          the Source is a governmental plan; or

(g)          the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

(h)          the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.          Information as to the Constituent Companies.

Section 7.1.          Financial and Business Information. The Constituent Companies shall deliver to each holder of a Note that is an Institutional Investor:

(a)          Quarterly Statements — within 45 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent Guarantor’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility) after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

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(1)         a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such quarter, and

(2)         consolidated statements of income and comprehensive income, changes in equity and cash flows of the Parent Guarantor and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent Guarantor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)          Annual Statements — within 90 days (or such shorter period as is the earlier of (x) 30 days greater than the period applicable to the filing of the Parent Guarantor’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility) after the end of each fiscal year of the Parent Guarantor, duplicate copies of,

(1)         a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such year, and

(2)         consolidated statements of income and comprehensive income, changes in equity and cash flows of the Parent Guarantor and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

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(c)          SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice, proxy statement or similar document (collectively, “Reports”) sent by the Parent Guarantor or any Subsidiary (i) to its creditors under any Material Credit Facility (excluding (A) information sent to such creditors in the ordinary course of administration of such Material Credit Facility, such as information relating to pricing and borrowing availability, (B) information provided in response to specific inquiries from individual creditors (but not the agent bank) under such Material Credit Facility in respect of matters not reasonably believed by the Parent Guarantor to be Material and (C) Reports that correspond to Reports that are separately required to be provided pursuant to the requirements of this Agreement (it being understood that the certificate required to be provided pursuant to Section 7.2(a) shall be in lieu of any corresponding certificate required to be delivered under any Material Credit Facility)) or (ii) to its public Securities holders generally, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent Guarantor or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Parent Guarantor or any Subsidiary to the public concerning developments that are Material;

(d)          Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer of either Constituent Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Constituent Companies are taking or propose to take with respect thereto;

(e)          Employee Benefits Matters — promptly, and in any event within five Business Days after a Responsible Officer of either Constituent Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent Guarantor or an ERISA Affiliate proposes to take with respect thereto:

(1)         with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of this Agreement;

(2)         the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

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(3)         any event, transaction or condition that could result in the incurrence of any liability by the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(4)         receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f)          Notices from Governmental Authority — promptly, and in any event within five Business Days of receipt thereof, copies of any notice to the Parent Guarantor or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)          Resignation or Replacement of Auditors — within 10 days following the date on which the Parent Guarantor’s auditors resign or the Parent Guarantor elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request;

(h)          Property Reports — within 45 days after the end of each quarterly fiscal period of the Parent Guarantor, a property report with a list of all Real Property acquired by the Issuer or any of its Subsidiaries since the last quarterly property report and summary operating information for each property, including the Net Operating Income of each property;

(i)          Material Proceedings — promptly, and in any event within five Business Days after the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting either Constituent Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect, notice of such filing or commencement;

(j)          Material Adverse Effect — promptly, and in any event within five days after a Responsible Officer of either Constituent Company becoming aware thereof, notice of any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(k)          Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor or any of its Subsidiaries (including actual copies of the Parent Guarantor’s Form 10-Q and Form 10-K) or relating to the ability of either Constituent Company or any Subsidiary Guarantor to perform its obligations hereunder, under the Notes or under any Subsidiary Guaranty as from time to time may be reasonably requested by any such holder of a Note.

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Section 7.2.          Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of each Constituent Company substantially in the form of Exhibit CC:

(a)          Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Constituent Companies were in compliance with the requirements of Section 10 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Parent Guarantor or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 23.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)          Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Constituent Companies and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the either Constituent Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Constituent Companies shall have taken or propose to take with respect thereto; and

(c)          Subsidiary Guarantors — setting forth a list of all Subsidiaries, if any, that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.9(a) is a Subsidiary Guarantor as of the date of such certificate of such Senior Financial Officer.

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Section 7.3.          Visitation. Each Constituent Company shall permit the representatives of each holder of a Note that is an Institutional Investor:

(a)          No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to such Constituent Company, to visit the principal executive office of such Constituent Company, to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries with such Constituent Company’s officers, and (with the consent of such Constituent Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of such Constituent Company, which consent will not be unreasonably withheld) to visit the other offices and, subject to the rights of tenants, properties of such Constituent Company and each of its Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)          Default — if a Default or Event of Default then exists, at the expense of the Constituent Companies, to visit and inspect any of the offices or, subject to the rights of tenants, properties of such Constituent Company or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each Constituent Company authorizes said accountants to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4.          Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by a Constituent Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if such Constituent Company satisfies any of the following requirements with respect thereto:

(a)          such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificates satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Constituent Companies;

(b)          the Parent Guarantor shall have filed such Form 10–Q or Form 10 K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form available on its website (which is located at http://www.edrtrust.com as of the date of this Agreement), provided the related Officer’s Certificate is delivered to each holder of a Note (1) by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Constituent Companies or (2) by any other means permitted under this Agreement;

(c)          such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificates satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of such Constituent Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(d)          such Constituent Company shall have filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its website or on IntraLinks or on any other similar website to which each holder of Notes has free access;

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provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 21 of this Agreement); provided further, that in the case of delivery pursuant to clause (b), (c) or (d), such Constituent Company shall have given each holder of a Note prompt email notice of such posting or filing in connection with each delivery, so long as such holder shall have either provided its email address on its Purchaser Schedule or any update thereto pursuant to Section 19 or registered to receive such notice on the Parent Guarantor’s website, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, such Constituent Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

Section 8.          Payment and Prepayment of the Notes.

Section 8.1.          Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.          Optional Prepayments with Make-Whole Amount.

(a)          The Issuer may, at its option, upon notice as provided in Section 8.2(c), prepay at any time all, or from time to time any part of, the Notes of either series, in an amount not less than 5% of the aggregate principal amount of the Notes of such series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

(b)          Notwithstanding Section 8.2(a), if a Default or Event of Default then exists or would be caused by an optional prepayment, the Issuer may, at its option, upon notice as provided in Section 8.2(c), only prepay at any time all, or from time to time any part of, the Notes of each series, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount.

(c)          The Issuer will give each holder of Notes of each series to be prepaid (with a copy to each other holder of Notes) written notice of each optional prepayment under Section 8.2(a) or (b) not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Issuer and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes of each series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Any such notice of prepayment delivered in connection with a refinancing, the proceeds of which are to be used to make such prepayment, may be made, if expressly so stated in such notice, contingent upon the consummation of such refinancing and may be revoked by the Issuer in the event such refinancing is not consummated, provided that such notice of revocation is in writing and no notice of prepayment may be revoked after the third Business Day prior to the date specified in such notice of prepayment for the prepayment of the Notes. Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Issuer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

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Section 8.3.          Offer to Prepay Notes in the Event of a Change in Control.

(a)          The Issuer will, within five Business Days after any Responsible Officer of either Constituent Company has knowledge of the occurrence of any Change in Control or any Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to Section 8.3(b). If a Change in Control has occurred, such notice shall contain and constitute an offer by the Issuer to prepay Notes as described in Section 8.3(c) and shall be accompanied by the certificate described in Section 8.3(g).

(b)          The Parent Guarantor will not take any action that consummates or finalizes a Change in Control unless (1) at least 30 days prior to such action the Issuer shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 8.3(c), accompanied by the certificate described in Section 8.3(g), and (2) contemporaneously with such action, the Issuer prepays all Notes required to be prepaid in accordance with this Section 8.3.

(c)          The offer to prepay Notes contemplated by Sections 8.3(a) and 8.3(b) shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, Notes held by each holder on a date specified in such offer (the “Change in Control Proposed Prepayment Date”). If such Change in Control Proposed Prepayment Date is in connection with an offer contemplated by Section 8.3(a), such date shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer (or if the Change in Control Proposed Prepayment Date shall not be specified in such offer, the Change in Control Proposed Prepayment Date shall be the Business Day nearest to the 30th day after the date of such offer).

(d)          A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the Issuer at least five Business Days prior to the Change in Control Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

(e)          Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount. The prepayment shall be made on the Change in Control Proposed Prepayment Date, except as provided by Section 8.3(f).

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(f)          The obligation of the Issuer to prepay Notes pursuant to the offers required by Section 8.3(c) and accepted in accordance with Section 8.3(d) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Change in Control Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change in Control occurs. The Issuer shall keep each holder of Notes reasonably and timely informed of (1) any such deferral of the date of prepayment, (2) the date on which such Change in Control and the prepayment are expected to occur and (3) any determination by the Issuer that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control automatically shall be deemed rescinded without penalty or other liability).

(g)          Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Issuer and dated the date of such offer, specifying (1) the Change in Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.3 and that failure by a holder to respond to such offer by the deadline established in Section 8.3(c) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Change in Control Proposed Prepayment Date, (5) that the conditions of this Section 8.3 have been fulfilled and (6) in reasonable detail, the nature and date of the Change in Control.

(h)          As used in this Section 8.3, the following terms shall have the following meanings:

(1)         “Change in Control” means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or affiliated group (within the meaning of the Exchange Act as in effect on the date of this Agreement) of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent Guarantor; (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Guarantor by Persons who were neither (A) nominated by the board of directors of the Parent Guarantor nor (B) appointed by directors so nominated; or (iii) the acquisition of direct or indirect Control of the Parent Guarantor by any Person or group.

(2)         “Control Event” means the execution of any definitive written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

Section 8.4.          Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2(a), the principal amount of the Notes of each series to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each partial prepayment of the Notes pursuant to Section 8.2(b), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of each series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

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Section 8.5.          Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6.          Purchase of Notes. The Issuer will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Issuer or an Affiliate thereof pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Issuer shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7.          Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

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“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (1) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (i) closest to and greater than such Remaining Average Life and (ii) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (A) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (B) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

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“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8.          Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (a) except as set forth in clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.9.          Optional Prepayment at Par. Notwithstanding any provision herein to the contrary, so long as no Default or Event of Default shall have occurred and be continuing, the Issuer may, at its option, upon notice as provided below, prepay either series of Notes at any time during the 60-day period immediately preceding the Maturity Date of such series of Notes at 100% of the principal amount of all Notes of such series then outstanding. The Issuer will give each holder of Notes of the series to be prepaid (with a copy to each other holder of Notes) written notice of each optional prepayment pursuant to this Section 8.9 not less than 10 days and not more than 30 days prior to the date fixed for such prepayment; provided that any prepayment of Notes under this Section 8.9 shall not occur prior to the 60th day preceding the Maturity Date of such series of Notes. Each such notice shall specifically refer to this Section 8.9 and shall specify the prepayment date (which shall be a Business Day), the aggregate principal amount of the Notes of the series to be prepaid on such date, the principal amount of each Note of such series held by such holder to be prepaid, and the accrued interest to be paid on the prepayment date with respect to such principal amount being prepaid.

Section 9.          Affirmative Covenants.

The Constituent Companies covenant that so long as any of the Notes are outstanding:

Section 9.1.          Compliance with Laws. Without limiting Section 9.7 or Section 10.3, each Constituent Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 9.2.          Insurance. Each Constituent Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities engaged in the same or a similar business and similarly situated, or as may be required by applicable law.

Section 9.3.          Maintenance of Properties. Each Constituent Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Parent Guarantor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.          Payment of Taxes and Claims. Each Constituent Company will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Guarantor or any Subsidiary, provided that neither the Parent Guarantor nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Parent Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent Guarantor or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.          Corporate Existence, Etc. Each Constituent Company will at all times preserve and keep its legal existence in full force and effect. Subject to Sections 10.2, each Constituent Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries and all rights and franchises of each Constituent Company and its Subsidiaries unless, in the good faith judgment of the Parent Guarantor, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.          Books and Records. Each Constituent Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and in conformity in all material respects with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Constituent Company or such Subsidiary, as the case may be. Each Constituent Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. Each Constituent Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and each Constituent Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

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Section 9.7.          Environmental Matters.

(a)          The Issuer will, and will cause each of its Subsidiaries and each Real Property owned or leased by such Persons to, comply in all material respects with all applicable Environmental Laws currently or hereafter in effect, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b)          If the Required Holders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law related to any Real Property owned or leased by the Issuer or any of its Subsidiaries, or Real Property adjacent to such Real Property, which could reasonably be expected to have a Material Adverse Effect, then the Issuer agrees, upon request from the Required Holders, to provide the holders of the Notes, at the Constituent Companies’ expense, with such reports, certificates, engineering studies or other written material or data as the Required Holders may reasonably require so as to reasonably satisfy the Required Holders that either Constituent Company or Property Subsidiary or Real Property owned or leased by them is in material compliance with all applicable Environmental Laws.

(c)          The Issuer will, and will cause each of its Subsidiaries to, take such Remedial Action or other action as required by Environmental Law or any Governmental Authority.

(d)          If the Issuer fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any action described in this Section 9.7, any holder of a Note may, after notice to the Issuer, make advances or payments toward the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by such holder (including reasonable counsel and consultant and investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will become due and payable from the Issuer 10 Business Days after demand, and shall bear interest at the highest Default Rate on the Notes held by such holder from the date any such sums are so advanced or paid by such holder until the date any such sums are repaid by the Issuer. Promptly upon request, the Issuer will execute and deliver such instruments as the Required Holders may deem reasonably necessary to permit any holder of Notes to take any such action, and as the Required Holders may require to secure all sums so advanced or paid by such holder.

Section 9.8.          Parent Guarantor Covenants. The Parent Guarantor will:

(a)          maintain at least one class of common shares of the Parent Guarantor having trading privileges on the New York Stock Exchange;

(b)          own, directly or indirectly, all of the general partner interests in the Issuer and at least 51% of (1) the shares of beneficial interest of the Issuer, and (2) each class of security issued by the Issuer with the power to select the general partner of the Issuer;

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(c)          maintain management and control of the Issuer;

(d)          conduct substantially all of its operations through the Issuer and one or more of the Issuer’s Subsidiaries;

(e)          comply with all laws necessary to maintain, and will at all times elect, qualify as and maintain, its status as a REIT; and

(f)          promptly contribute to the Issuer the net proceeds of any stock sales or debt offerings.

Section 9.9.          Subsidiary Guarantors.

(a)          The Parent Guarantor will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(1)         enter into an agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (i) the prompt payment in full when due of all amounts payable by the Issuer pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Issuer hereunder or thereunder and (ii) the prompt, full and faithful performance, observance and discharge by the Issuer of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and

(2)         deliver the following to each holder of a Note:

(i)          an executed counterpart of such Subsidiary Guaranty;

(ii)         a certificate signed by an authorized Responsible Officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1(b), 5.2(b), 5.6(b) and 5.7(b) of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Parent Guarantor and this Agreement);

(iii)        all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

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(iv) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

(b)          At the election of the Parent Guarantor and by written notice to each holder of Notes, any Subsidiary Guarantor that has provided a Subsidiary Guaranty under subparagraph (a) of this Section 9.9 may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (1) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (2) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall have occurred and be continuing, (3) no amount is then due and payable under such Subsidiary Guaranty, (4) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (5) each holder shall have received a certificate of a Responsible Officer of the Parent Guarantor certifying as to the matters set forth in clauses (1) through (4).

Section 9.10.         Fiscal Year. The Constituent Companies will maintain as their fiscal year the 12-month period ending on December 31 of each year.

Section 10.         Negative Covenants.

The Constituent Companies covenant that so long as any of the Notes are outstanding:

Section 10.1.          Transactions with Affiliates. The Constituent Companies will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Constituent Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among a Constituent Company and its wholly-owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 10.7, and (d) as permitted by Section 10.2.

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Section 10.2.          Fundamental Changes. The Constituent Companies will not, and will not permit any Subsidiary to:

(a)          merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of either Constituent Company or all or substantially all of the stock of their Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (1) any Person may merge into, or consolidate with, the Parent Guarantor or the Issuer in a transaction in which the Parent Guarantor or the Issuer is the surviving entity, (2) any Person other than a Constituent Company or a Property Subsidiary may merge into, or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (3) any Subsidiary other than the Issuer or a Property Subsidiary may sell, transfer, lease or otherwise dispose of its assets to a Constituent Company or to another Subsidiary, (4) any Subsidiary other than the Issuer or a Property Subsidiary may liquidate or dissolve if the Parent Guarantor determines in good faith that such liquidation or dissolution is in the best interests of the Parent Guarantor and is not materially disadvantageous to the holders of the Notes, (5) any Subsidiary which is a Property Subsidiary may merge into (or consolidate with) or liquidate or dissolve into, a Constituent Company or any other Subsidiary which is a Property Subsidiary, and (6) any Subsidiary which is a Property Subsidiary may sell, transfer, lease or otherwise dispose of its assets to Constituent Company or to any other Subsidiary which is a Property Subsidiary; provided that any such merger involving a Person that is not a wholly-owned (directly or indirectly) Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 10.5; or

(b)          engage to any material extent in any business other than the ownership, development, operation and management of collegiate housing communities and businesses reasonably related thereto, except, in the case of the Issuer and its Subsidiaries, as allowed by Section 10.5(e).

Section 10.3.          Economic Sanctions, Etc. The Constituent Companies will not, and will not permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.4.          Sale/Leaseback. The Issuer will not, and will not permit any of its Subsidiaries to, enter into a sale/leaseback, or similar transaction, for any of its Real Property other than “PILOT” or similar transactions (including transactions related to the Issuer’s University of Kentucky Campus Housing Revitalization Plan and other developments under the Issuer’s ONE Plan).

Section 10.5.          Investments, Loans, Advances and Acquisitions. The Issuer will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

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(a)          Permitted Investments;

(b)          Real Property operated as collegiate housing communities;

(c)          investments in Unconsolidated Affiliates;

(d)          undeveloped land;

(e)          investments not related to the ownership, development, operation and management of collegiate housing communities;

(f)          investments in notes secured by Real Property not to exceed 15% of Total Asset Value;

(g)          Assets Under Development; and

(h)          mergers, consolidations and other transactions permitted under Section 10.2, so long as same do not cause the Issuer to be in violation of any provision of this Section 10.5.

In addition to the foregoing, the aggregate value of the investments described in clauses (c), (d), (e), (f) and (g), above shall not exceed 35% of Total Asset Value after giving effect to such investments. The failure to comply with the provisions of this paragraph shall not constitute a Default or an Event of Default, but shall instead result in a reduction of Total Asset Value by the incremental amounts in excess of such maximum amounts. The investments described above may be purchased or acquired, directly or indirectly, through partnerships, joint ventures, or otherwise. The calculations in this Section 10.5 will be made without duplication if an investment is within more than one category described in this Section 10.5.

Section 10.6.          Hedging Agreements. The Issuer will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Issuer or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities.

Section 10.7.          Restricted Payments. The Parent Guarantor will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, during any calendar quarter, any Restricted Payment, except that any of the following Restricted Payments are permitted: (a) Restricted Payments by the Parent Guarantor required to comply with Section 9.8(e); or (b) dividends or distributions declared and paid ratably by Subsidiaries to the Issuer with respect to their capital stock or equity interest. Notwithstanding the foregoing, so long as no Event of Default then exists, the amount of Restricted Payments may be increased as long as the increased Restricted Payments, when added to all Restricted Payments made during the three immediately preceding calendar quarters, does not exceed 95% of Funds From Operations for the applicable period (the “Restricted Payments Covenant”).

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Notwithstanding the foregoing, the Restricted Payments Covenant shall be deemed automatically (i) amended or waived in this Agreement at such time as each holder of a Note shall have received notice in writing from the Issuer certifying that (A) the “restricted payments covenant” shall have been so amended or waived under the Bank Credit Agreement (or, if at such time the Bank Credit Agreement does not exist, under each applicable Material Credit Facility) and (B) no Default or Event of Default shall have occurred and be continuing, provided further that, if any such amendment has the effect of making the Restricted Payments Covenant more restrictive on the Issuer, then such amendment shall be immediately effective regardless of whether such notice has then been delivered and (ii) deleted from this Agreement at such time as each holder of a Note shall have received notice in writing from the Issuer certifying that (A) the “restricted payments covenant” shall have been deleted from the Bank Credit Agreement (or, if at such time the Bank Credit Agreement does not exist, from each applicable Material Credit Facility) or that the Bank Credit Agreement shall have been terminated and that no amounts are outstanding thereunder and that no other Material Credit Facility includes a “restricted payments covenant” and (B) no Default or Event of Default shall have occurred and be continuing. If either Constituent Company or any Subsidiary shall pay any fee or other compensation to any Person party to the Bank Credit Agreement or, if applicable, any Material Credit Facility, as an inducement to receiving any consent, amendment, waiver, deletion or termination with respect to the “restricted payments covenant” as aforesaid, such consent, amendment, waiver, deletion or termination with respect to the Restricted Payments Covenant shall not become effective under this Agreement until the holders of the Notes receive equivalent consideration.

Section 10.8.          Parent Guarantor Covenants. The Parent Guarantor will not (a) own any property other than the ownership interests of the Issuer and other assets with an aggregate value of no more than $10,000,000 at any time; (b) give or allow any Lien on the ownership interests of the Issuer; (c) create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, contingently or otherwise, or become or remain liable with respect to any Indebtedness if the aggregate of such Indebtedness and the Indebtedness of the Issuer would result in a violation of Section 10.11 if such aggregate Indebtedness is treated as the Issuer’s Indebtedness or (d) engage to any material extent in any business other than the ownership, development, operation and management of collegiate housing communities. For the avoidance of doubt, the Parent Guarantee shall not be deemed or construed to violate the provisions of this Section 10.8.

Section 10.9.          Restrictive Agreements. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Issuer or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary of the Issuer to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Issuer or any other Subsidiary of the Issuer or to Guarantee Indebtedness of the Issuer or any other Subsidiary of the Issuer; provided that (1) the foregoing shall not apply to restrictions and conditions imposed by law, by this Agreement, by the Bank Credit Agreement as in effect on the date of the Closing, by the Term Facility as in effect on the date of the Closing or by any other agreement governing Indebtedness that contains restrictions and conditions that are no more restrictive than the restrictions and conditions in this Agreement, (2) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of the Issuer pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (3) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or Liens permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (4) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof. Notwithstanding anything herein to the contrary, the provisions of this Agreement (including under this Section 10.9) shall not prohibit the use by either Constituent Company or any Subsidiary (including a Property Subsidiary) of Acceptable Unencumbered Properties as a borrowing base for other Unsecured Debt.

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Section 10.10.         Indebtedness. The Constituent Companies will not, and will not permit any Subsidiary to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness on a recourse basis, except: (a) Indebtedness of the Constituent Companies under this Agreement and Indebtedness under any Bond Facility, the Bank Credit Agreement or the Term Facility which does not violate the provisions of Section 10.11; (b) Indebtedness of a Constituent Company or a Subsidiary (other than a Property Subsidiary at such time as it owns an Acceptable Unencumbered Property in the Unencumbered Pool) which does not violate the provisions of Section 10.11; (c) with respect to either Constituent Company or a Subsidiary (other than a Property Subsidiary at such time as it owns an Acceptable Unencumbered Property in the Unencumbered Pool), other Indebtedness solely to the extent that the creation, incurrence or assumption thereof would not result in a Default or Event of Default under the terms of this Agreement; and (d) with respect to either Constituent Company or a Subsidiary (other than a Property Subsidiary at such time as it owns an Acceptable Unencumbered Property in the Unencumbered Pool), Indebtedness whose recourse is solely for so-called “bad-boy” acts, including, (1) failure to account for a tenant’s security deposits, if any, for rent or any other payment collected by a borrower from a tenant under the lease, all in accordance with the provisions of any applicable loan documents, (2) fraud or a material misrepresentation made by a Constituent Company, or the holders of beneficial or ownership interests in such Constituent Company, in connection with the financing evidenced by the applicable loan documents; (3) any attempt by either Constituent Company to divert or otherwise cause to be diverted any amounts payable to the applicable lender in accordance with the applicable loan documents; (4) the misappropriation or misapplication of any insurance proceeds or condemnation awards relating to any Real Property; (5) voluntary or involuntary bankruptcy by either Constituent Company; and (6) any environmental matter(s) affecting any Real Property which is introduced or caused by either Constituent Company or any holder of a beneficial or ownership interest in such Constituent Company.

Section 10.11.         Financial Covenants. The Constituent Companies will not, at any time, permit:

(a)          the Total Leverage Ratio to be greater than 60%;

(b)          the Fixed Charge Coverage Ratio to be less than 1.50:1.00;

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(c)          Tangible Net Worth of the Consolidated Group to be less than $896,000,000, plus 75% of the net proceeds (gross proceeds less reasonable and customary costs of sale and issuance paid to Persons not Affiliates of either Constituent Company) received by either Constituent Company at any time from the issuance of stock (whether common, preferred or otherwise) of such Constituent Company after the date of this Agreement (the “Minimum Net Worth Covenant”); provided that, notwithstanding the foregoing, the Minimum Net Worth Covenant shall be deemed automatically (1) amended or waived in this Agreement at such time as each holder of a Note shall have received notice in writing from the Issuer certifying that (i) the “minimum net worth covenant” shall have been so amended or waived under the Bank Credit Agreement (or, if at such time the Bank Credit Agreement does not exist, under each applicable Material Credit Facility) and (ii) no Default or Event of Default shall have occurred and be continuing, provided further that, if any such amendment has the effect of making the Minimum Net Worth Covenant more restrictive on the Constituent Companies, then such amendment shall be immediately effective regardless of whether such notice has then been delivered and (2) deleted from this Agreement at such time as each holder of a Note shall have received notice in writing from the Issuer certifying that (i) the “minimum net worth covenant” shall have been deleted from the Bank Credit Agreement (or, if at such time the Bank Credit Agreement does not exist, from each applicable Material Credit Facility) or that the Bank Credit Agreement shall have been terminated and that no amounts are outstanding thereunder and that no other Material Credit Facility includes a “minimum net worth covenant” and (ii) no Default or Event of Default shall have occurred and be continuing. If either Constituent Company or any Subsidiary shall pay any fee or other compensation to any Person party to the Bank Credit Agreement or, if applicable, any Material Credit Facility, as an inducement to receiving any consent, amendment, waiver, deletion or termination with respect to the “minimum net worth covenant” as aforesaid, such consent, amendment, waiver, deletion or termination with respect to the Minimum Net Worth Covenant shall not become effective under this Agreement until the holders of the Notes receive equivalent consideration;

(d)          the Total Secured Debt Ratio to be greater than 40%; provided that notwithstanding the foregoing, the Constituent Companies will not, and will not permit any Subsidiary to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and this Agreement and each other Guarantee delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Constituent Companies and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders;

(e)          the Total Unsecured Debt to Unencumbered Asset Value Ratio to be greater than 60%; and

(f)          the Unsecured Interest Coverage Ratio to be less than 1.60:1.00.

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Each of the covenants set forth in clauses (a) through (f) shall be determined on a consolidated basis in accordance with GAAP and compliance therewith shall be tested on the last day of each fiscal quarter.

Section 11.         Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)          the Issuer defaults in the payment of any principal or Make-Whole Amount on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)          the Issuer defaults in the payment of any interest on any Note for more than three Business Days after the same becomes due and payable; or

(c)          either Constituent Company defaults in the performance of or compliance with any term contained in Sections 7.1(a), (b) or (d),7.2, 9.8 or 10; or

(d)          either Constituent Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer of either Constituent Company obtaining actual knowledge of such default and (2) either Constituent Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)          (1) any representation or warranty made in writing by or on behalf of either Constituent Company or by any officer of either Constituent Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (2) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(f)          (1) either Constituent Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $35,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (2) either Constituent Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $35,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) either Constituent Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $35,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require either Constituent Company or any Subsidiary so to purchase or repay such Indebtedness; or

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(g)          either Constituent Company or any Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

(h)          a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by either Constituent Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either Constituent Company or any Subsidiary, or any such petition shall be filed against either Constituent Company or any Subsidiary and such petition shall not be dismissed within 60 days; or

(i)          any event occurs with respect to either Constituent Company or any Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j)          one or more final judgments or orders for the payment of money aggregating in excess of $35,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Constituent Companies and their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

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(k)          if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (4) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (5) the Parent Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (6) the Parent Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, (7) the Parent Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Guarantor or any Subsidiary thereunder, (8) the Parent Guarantor or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (9) the Parent Guarantor or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (1) through (9) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l)          any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.

Section 12.         Remedies on Default, Etc.

Section 12.1.          Acceleration.

(a)          If an Event of Default with respect to either Constituent Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

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(b)          If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

(c)          If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (1) all accrued and unpaid interest thereon (including interest accrued thereon at the applicable Default Rate) and (2) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.          Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.          Section 12.3.          Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

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Section 12.4.          No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Constituent Companies under Section 16, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

Section 13.         Guarantee.

Section 13.1.          The Guarantee. The Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each holder of a Note (a) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, Make-Whole Amount, if any, and interest (including any interest accruing after the commencement of any proceeding in bankruptcy and any additional interest that would accrue but for the commencement of such proceeding) on the Notes and all other obligations of the Issuer under this Agreement and (b) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or observed by the Issuer under the terms of this Agreement and the Notes (all the foregoing being hereinafter collectively called the “Obligations”). The Parent Guarantor further agrees (to the extent permitted by applicable law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Section 13 notwithstanding any extension or renewal of any Obligation.

Section 13.2.          Waiver of Defenses. The Parent Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The Parent Guarantor waives notice of any Default or Event of Default hereunder or any default under any other Obligation. The obligation of the Parent Guarantor hereunder shall not be affected by (a) the failure of any holder of a Note to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (including any Subsidiary Guarantor) under this Agreement, the Notes, any Subsidiary Guaranty or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any Subsidiary Guaranty or any other agreement; (d) the acceptance of any security or Guarantee (including any Subsidiary Guaranty) by any holder of a Note for the Obligations or any of them; (e) the release of any security or Guarantee (including any Subsidiary Guaranty) held by any holder of a Note for the Obligations or any of them; (f) the release of the Issuer, any Subsidiary Guarantor or any other Person from its liability with respect to the Obligations; (g) any act or failure to act with regard to the Obligations; (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedure affecting the Issuer, any Subsidiary Guarantor or any other Person or any of the assets of any of them, or any allegation or contest of the validity of this Agreement, the Notes, or Subsidiary Guaranty or any other agreement or the disaffirmance of this Agreement or the Notes or any Subsidiary Guaranty or any other agreement in any such proceeding; (i) the invalidity or unenforceability of this Agreement, the Notes, any Subsidiary Guaranty or any other agreement; (j) the impossibility or illegality of performance on the part of the Issuer, any Subsidiary Guarantor or any other Person of its obligations under the Notes, this Agreement, any Subsidiary Guaranty or any other instrument or agreement; (k) in respect of the Issuer, any Subsidiary Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer, any Subsidiary Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), acts of terrorists, civil commotions, acts of God or the public enemy, delays or failures of suppliers or carriers, inability to obtain materials, action of any Governmental Authority, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Issuer, any Subsidiary Guarantor or any other Person and whether or not of the kind above specified; or (l) any change in the ownership of the Issuer.

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It being understood that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Section 13.2 that the obligations of the Parent Guarantor shall be absolute, unconditional and irrevocable to the extent herein specified and shall not be discharged, impaired or varied except by the payment and performance of the Obligations and then only to the extent of such payment and performance.

Section 13.3.          Guaranty of Payment. The Parent Guarantor further agrees that the Guarantee herein constitutes a guaranty of payment when due (and not a guaranty of collection) and waives any right to require that any resort be had by any holder of a Note to any other Person or to any security held for payment of the Obligations.

Section 13.4.          Guaranty Unconditional. The obligations of the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment and performance of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder of a Note to assert any claim or demand or to enforce any remedy under this Agreement, the Notes, any Subsidiary Guaranty or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity.

Section 13.5.          Reinstatement. The Parent Guarantor further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored by any holder of a Note upon the bankruptcy or reorganization of the Issuer or otherwise.

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Section 13.6.          Payment on Demand. In furtherance of the foregoing and not in limitation of any other right which any holder of a Note has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Parent Guarantor hereby promises to and shall, upon receipt of written demand by any holder of a Note, forthwith pay, or cause to be paid, in cash, to the holders an amount equal to the unpaid amount of such Obligations then due and owing.

The Parent Guarantor acknowledges and agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under the terms of a Note or this Agreement and that notwithstanding recovery hereunder for or in respect of any given Default or Event of Default, the Guarantee contained in this Section 13 shall remain in full force and effect and shall apply to each and every subsequent Default or Event of Default.

Section 13.7.          Stay of Acceleration. The Parent Guarantor further agrees that, as between itself, on the one hand, and the holders of the Notes, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Agreement for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (b) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable by the Issuer) shall forthwith become due and payable by the Parent Guarantor for the purposes of this Guarantee.

Section 13.8.          No Subrogation. Notwithstanding any payment or payments made by the Parent Guarantor hereunder, the Parent Guarantor shall not be entitled to be subrogated to any of the rights of any holder of a Note against the Issuer or any collateral security or Guarantee or right of offset held by any holder for the payment of the Obligations, nor shall the Parent Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any Subsidiary Guarantor in respect of payments made by the Parent Guarantor hereunder, until all amounts owing to the holders of the Notes by the Issuer on account of the Obligations are paid in full. If any amount shall be paid to the Parent Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Parent Guarantor in trust for the holders of the Notes, segregated from other funds of the Parent Guarantor, and shall, forthwith upon receipt by the Parent Guarantor, be turned over to the holders of the Notes in the exact form received by the Parent Guarantor (duly indorsed by the Parent Guarantor to the holders of the Notes, if required), to be applied against the Obligations.

Section 13.9.          Marshalling. No holder of a Note shall be under any obligation: (a) to marshal any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes and this Agreement or the obligations of the Parent Guarantor hereunder or (b) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself and that may lighten the Parent Guarantor’s burden, any right to which the Parent Guarantor hereby expressly waives.

Section 13.10.         Transfer of Notes. All rights of any holder of a Note under this Section 13 shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such holder whether with or without the consent of or notice to the Parent Guarantor under this Section 13 or to the Issuer.

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Section 13.11.         Consideration. The Parent Guarantor has received, or shall receive, direct or indirect benefits from the making of this Guarantee.

Section 14.         Registration; Exchange; Substitution of Notes.

Section 14.1.          Registration of Notes. The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 14.2.          Transfer and Exchange of Notes. Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a) or Schedule 1(b), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 14.3.          Replacement of Notes. Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

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(a)          in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)          in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 15.         Payments on Notes.

Section 15.1.          Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of New York in such jurisdiction. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 15.2.          Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 14.2. The Issuer will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

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Section 15.3.          FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Issuer, or to such other Person as may be reasonably requested by the Issuer, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Issuer necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Issuer to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any such payment made to such holder. Nothing in this Section 15.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Issuer is required to obtain such information under FATCA and, in such event, the Issuer shall treat any such information it receives as confidential.

Section 16.         Expenses, Etc.

Section 16.1.          Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Constituent Companies will pay all documented costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the either Constituent Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. If required by the NAIC, the Issuer shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Constituent Companies will pay, and will save each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (2) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (3) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Issuer, except in each case to the extent determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Purchaser or such other holder.

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Section 16.2.          Certain Taxes. The Constituent Companies agree to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where either Constituent Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Constituent Companies pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Constituent Companies hereunder.

Section 16.3.          Survival. The obligations of the Constituent Companies under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

Section 17.         Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of either Constituent Company pursuant to this Agreement shall be deemed representations and warranties of such Constituent Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Constituent Companies and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 18.         Amendment and Waiver.

Section 18.1.          Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Constituent Companies and the Required Holders, except that:

(a)          no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

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(b)          no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (3) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 13, 18 or 21.

Section 18.2.          Solicitation of Holders of Notes.

(a)          Solicitation. The Constituent Companies will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Constituent Companies will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 or any Subsidiary Guaranty to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)          Payment. The Constituent Companies will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)          Consent in Contemplation of Transfer. Any consent given pursuant to this Section 18 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (1) a Constituent Company, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with either Constituent Company and/or any of its Affiliates in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

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Section 18.3.          Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 or any Subsidiary Guaranty applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Constituent Companies without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between either Constituent Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note.

Section 18.4.          Notes Held by the Constituent Companies, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by a Constituent Company or any of its Affiliates shall be deemed not to be outstanding.

Section 19.         Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1)         if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Constituent Companies in writing,

(2)         if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Constituent Companies in writing, or

(3)         if to either Constituent Company, to such Constituent Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as such Constituent Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

Section 20.         Reproduction of Documents.

This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. Each Constituent Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit either Constituent Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

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Section 21.         Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of a Constituent Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Constituent Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by a Constituent Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (5) any Person from which it offers to purchase any Security of a Constituent Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by a Constituent Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Constituent Companies embodying this Section 21.

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In the event that as a condition to receiving access to information relating to a Constituent Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and such Constituent Company, this Section 21 shall supersede any such other confidentiality undertaking.

Section 22.         Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Constituent Companies, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Constituent Companies of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 23.         Miscellaneous.

Section 23.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, neither Constituent Company may assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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Section 23.2.   Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement and either the Constituent Companies or the Required Holders shall so request, the holders of the Notes and the Constituent Companies shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (1) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (2) the Constituent Companies shall provide to the holders of the Notes financial statements and other documents required under this Agreement or as reasonably requested by any holder of a Note setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Parent Guarantor to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 23.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 14, (b) subject to Section 23.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

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Section 23.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 23.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.7.    Jurisdiction and Process; Waiver of Jury Trial.

(a)        Each Constituent Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Constituent Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)       Each Constituent Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)        Each Constituent Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Constituent Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

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(d)       Nothing in this Section 23.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against a Constituent Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)        The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 23.8.     Transaction References. Each Constituent Company agrees that each of NYL Investors LLC, the Purchasers and their respective Affiliates may (a) refer to the identity of such Constituent Company and the aggregate principal amount of the Notes on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display such Constituent Company’s corporate logo in conjunction with any such reference.

* * * * *

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Constituent Companies, whereupon this Agreement shall become a binding agreement between you and the Constituent Companies.

Very truly yours,

Education Realty Operating Partnership, LP, a Delaware limited partnership

By: Education Realty OP GP, Inc.,
a Delaware corporation, its General Partner

By:	/s/ J. Drew Koester
	Name:	J. Drew Koester
	Title:	Senior Vice President, Capital Markets and Investor Relations

Education Realty Trust, Inc.,
a Maryland corporation

By:	/s/ J. Drew Koester
	Name:	J. Drew Koester
	Title:	Senior Vice President, Capital Markets and Investor Relations

[Signature Page to Note and Guarantee Agreement]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

New York Life Insurance Company

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Vice President

New York Life Insurance and Annuity Corporation

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of July 1st, 2015 between New York Life Insurance Company, as Grantor, John Hancock Life Insurance Company (U.S.A.), as Beneficiary, John Hancock Life Insurance Company of New York, as Beneficiary, and The Bank of New York Mellon, as Trustee

By: New York Life Insurance Company, its attorney-in-fact

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Vice President

[Signature Page to Note and Guarantee Agreement]

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3)

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

[Signature Page to Note and Guarantee Agreement]

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptable Unencumbered Property” means Real Property (a) that is approved by the Required Holders in their sole discretion; (b) that at all times satisfies all of the following criteria: (1) such Real Property is wholly-owned (directly or indirectly) by the Issuer or a Property Subsidiary which is a wholly-owned Subsidiary of the Issuer or a Subsidiary that is part of the Consolidated Group, either in fee simple title or through an Eligible Off Campus Ground Lease or an Eligible Property Lease; (2) such Real Property is not subject to a Lien in favor of any Person in any manner, including a Lien on the capital stock or other equity interests of any Property Subsidiary or any direct or indirect parent thereof that owns or leases such Real Property, other than Permitted Encumbrances; (3) such Real Property consists of completed income-producing, first-class collegiate housing communities of scope and quality consistent with the Issuer’s overall portfolio of Real Property; (4) such Real Property is located in states in the United States; (5) such Real Property is managed by the Issuer, one of its Subsidiaries or the Management Company; (6) a final certificate of occupancy, or the local equivalent, has been issued by the appropriate Governmental Authority for all of the improvements on the Real Property; (7) no material deferred maintenance and no material deferred capital improvements are required to continue operating as a first-class collegiate housing community, as determined by an architectural or engineering report; (8) the owner of the subject Real Property must be able to make the representations and warranties set forth in Schedule AUP as to such Real Property and (9) such Real Property is an “acceptable unencumbered property” under the Bank Credit Agreement (or, if at such time the Bank Credit Agreement does not exist, under any applicable Material Credit Facility); or (c) if such Real Property does not satisfy the requirements of clause (a) or (b) above, (1) such Real Property is an “acceptable unencumbered property” under the Bank Credit Agreement (or, if at such time the Bank Credit Agreement does not exist, under any applicable Material Credit Facility), (2) within 30 days of such Real Property becoming an “acceptable unencumbered property” under such agreement, the Parent Guarantor shall have given each holder of Notes notice thereof, including a description of such Real Property and each characteristic set forth in clause (b) above that it fails to satisfy, and (3) the Required Holders, acting reasonably, shall not have objected to the inclusion of such Real Property as an acceptable unencumbered property under this Agreement.

“Adjusted EBITDA” means, for a given testing period, EBITDA less the Capital Expenditure Reserve.

“Adjusted Unencumbered NOI” means Unencumbered NOI for the most recently ended testing period less the Capital Expenditures Reserve.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Parent Guarantor.

Schedule A

(to Note and Guarantee Agreement)

“Agreement” means this Note and Guarantee Agreement, including all Schedules and Exhibits attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Assets Under Development” means all Real Property, or phases thereof, that is under construction or development as an income-producing project in a diligent manner and in accordance with industry standard construction schedules, but for which a certificate of occupancy has not been issued.

“Bank Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement dated as of November 19, 2014 by and among the Issuer, the lenders party thereto, KeyBank, National Association, as Administrative Agent, Regions Bank, PNC Bank, National Association, and Royal Bank of Canada, as Documentation Agents, and KeyBanc Capital Markets, PNC Capital Markets LLC, RBC Capital Markets, and Regions Capital Markets, as Co-Bookrunners and Co-Lead Arrangers, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings thereof.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Bond Facility” means the $250,000,000 of unsecured senior bonds issued by the Issuer via public bond offering on November 19, 2014 maturing on November 19, 2024, and any other issuance of public or private senior unsecured bonds by the Issuer.

“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Memphis, Tennessee or New York, New York are required or authorized to be closed.

“Capital Expenditure Reserve” means, on an annual basis, an amount equal to (a) the aggregate number of beds available for lease in each Real Property parcel owned by the Issuer or any Subsidiary measured as of the last day of each of the immediately preceding four calendar quarters and averaged, multiplied by (b) $125.

S-A-2

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalization Rate” means 6.50%, provided that, if any Material Credit Facility provides for a “capitalization rate” that is higher or lower than 6.50%, then the capitalization rate herein shall be the highest capitalization rate then applicable under any of the Material Credit Facilities, provided, however, that in no event may the capitalization rate herein be less than 6.00%.

“Change in Control” is defined in Section 8.3(h).

“Change in Control Proposed Prepayment Date” is defined in Section 8.3(c).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Commitment Letter” means that certain letter dated as of March 13, 2017 between Parent Guarantor and NYL Investors LLC.

“Confidential Information” is defined in Section 21.

“Consolidated Group” means the Parent Guarantor and all Persons whose financial results are consolidated with the Parent Guarantor for financial reporting purposes under GAAP.

“Constituent Companies” and “Constituent Company” are defined in the first paragraph of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Control Event” is defined in Section 8.3(h).

“Controlled Entity” means (a) any of the Subsidiaries of the Parent Guarantor and any of their or the Parent Guarantor’s respective Controlled Affiliates and (b) if the Parent Guarantor has a parent company, such parent company and its Controlled Affiliates.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

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“Default Rate” means, with respect to any Note, that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2.00% over the rate of interest publicly announced by Bank of New York in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“EBITDA” means, with respect to any Person and for any period, an amount derived from, in each case with respect to such Person and such period and without duplication, (a) net income, plus (b) deferred fee revenue and interest income associated with third party development efforts that have commenced, plus (c) to the extent included in the determination of such net income, depreciation, amortization, interest expense and income taxes, plus or minus (d) to the extent included in the determination of such net income, straight line impact of GAAP land lease expense, plus or minus (e) to the extent included in the determination of such net income, any extraordinary losses or gains resulting from sales or payment of Indebtedness, plus (f) unless objected to by the Required Holders acting reasonably, any extraordinary, non-recurring expenses associated with any financing, merger, acquisition, divestiture, asset impairment or other capital transaction, in each case, as determined on a consolidated basis in accordance with GAAP, and including (without duplication), in the case of the Issuer, the Equity Percentage of EBITDA for the Issuer’s Unconsolidated Affiliates. If EBITDA is calculated over a period of less than four quarters which includes the month of August, then the average EBITDA for the months in the calculation period other than August will be substituted for the EBITDA for such month of August.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Eligible Off Campus Ground Lease” means (a) a lease with respect to Real Property (or a portion thereof) not owned by a university, college or other educational entity entered into by the Issuer or a Subsidiary meeting the following requirements: (1) a remaining term (including renewal options exercisable at lessee’s sole option) of at least 30 years; (2) may be transferred and/or assigned by lessee without landlord’s consent (or as to which the lease provides that (i) such lease may be transferred and/or assigned with the consent of the landlord and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre-defined requirements; and (3) the lease is financeable in that it contains customary lender protection provisions and provides or allows for, without further consent from the landlord, (i) notice and right to cure to lessee’s lender, (ii) a pledge and mortgage of the leasehold interest, (iii) recognition of a foreclosure of the leasehold interest including no prohibition on entering into a new lease with the lender, and (iv) no right of landlord to terminate the lease without consent of lessee’s lender or (b) if such lease does not satisfy the requirements of clause (a) above, (1) such lease is an “eligible off campus ground lease” under the Bank Credit Agreement (or, if at such time the Bank Credit Agreement does not exist, under any applicable Material Credit Facility), (2) within 30 days of such lease becoming an “eligible off campus ground lease” under such agreement, the Parent Guarantor shall have given each holder of Notes notice thereof, including a description of such lease and each characteristic set forth in clause (b) above that it fails to satisfy, and (3) the Required Holders, acting reasonably, shall not have objected to the inclusion of such lease as an eligible off campus ground lease under this Agreement.

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“Eligible Property Lease” means a lease with respect to Real Property (or a portion thereof) owned by a university, college or other educational entity entered into by the Issuer or a Subsidiary which does not constitute an Eligible Off Campus Ground Lease and is not objected to by the Required Holders acting reasonably.

“Environmental Claim” means any notice of violation, action, claim, Environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, or other Release in, into or onto the environment (including the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Issuer or any of its Subsidiaries or any activities or operations thereof; (b) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Issuer or any of its Subsidiaries or their operations or facilities; or (c) the violation, or alleged violation, of any Environmental Laws or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by the Issuer or any of its Subsidiaries.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters and includes (without limitation) the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §  9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §  1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §  136 et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §  6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §  2601 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. §  1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. §  651 et seq., (to the extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C. §  2701 et seq., and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

“Environmental Lien” means any lien in favor of any Governmental Authority arising under any Environmental Law.

“Environmental Permit” means any permit required under any applicable Environmental Law or under any and all supporting documents associated therewith.

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“Equity Percentage” means the aggregate ownership percentage of the Issuer in each Unconsolidated Affiliate, which shall be calculated as the greater of (a) the Issuer’s nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate’s organizational documents, and (b) the Issuer’s economic ownership interest in the Unconsolidated Affiliate, reflecting the Issuer’s share of income and expenses of the Unconsolidated Affiliate.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent Guarantor under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder from time to time in effect.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Fixed Charge Coverage Ratio” means, as of any date, the ratio of (a) Adjusted EBITDA of the Consolidated Group for the immediately preceding period of four consecutive calendar quarters to (b) the sum of all of the principal due and payable (excluding principal due at maturity) and principal paid on the Indebtedness (including scheduled payments on Capital Lease Obligations) of the Consolidated Group, plus the Interest Expense of the Consolidated Group, plus the aggregate of all cash dividends payable on the preferred stock of the Parent Guarantor or any Subsidiary, in each case for the period used to calculate Adjusted EBITDA, all of the foregoing calculated without duplication.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“Funds From Operations” means, as of any date, net income of the Issuer determined in accordance with GAAP, plus depreciation and amortization, revenues on participating projects which are deferred for GAAP purposes, excluding the impact of straight line accounting treatment on rents and leasehold rent expense, transaction costs related to acquisitions, severance costs and other non-cash items; plus or minus any loss or gain from debt restructuring, impairments, or sales of property and, unless objected to by the Required Holders acting reasonably, any extraordinary, non-recurring expenses associated with any financing, merger, acquisition, divestiture, or other capital transaction. Funds From Operations will be calculated for the period of four consecutive calendar quarters immediately preceding the date of the calculation. Funds From Operations shall be calculated on a consolidated basis, and including (without duplication) the Equity Percentage of funds from operations (calculated as set forth above) for the Issuer’s Unconsolidated Affiliates.

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“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.

“Governmental Authority” means

(a)          the government of

(1)         the United States or any state or other political subdivision thereof, or

(2)         any other jurisdiction in which the Parent Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Guarantor or any Subsidiary, or

(b)          any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law; provided that Hazardous Materials shall not include any such substances or wastes utilized or maintained at a Real Property in the ordinary course of business and in accordance with all applicable Environmental Laws.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

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“Historical Value” means, for any Real Property, the purchase price of such Real Property (including improvements) and ordinary related purchase transaction costs, plus the cost of subsequent capital improvements thereon (including construction costs for property under construction or development) made by the Issuer, less any provision for losses, all determined in accordance with GAAP. If the Real Property is purchased as a part of a group of properties, the Historical Value shall be calculated based upon a pro rata allocation of the aggregate purchase price by the Issuer based on net operating income of such property, and consistent with GAAP. Historical Value shall include the Equity Percentage of Historical Value for the Issuer’s Unconsolidated Affiliates.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 14.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.3, 12, 18.2 and 19 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations contingent or otherwise, of such Person with respect to any Hedging Agreements (calculated on a mark-to-market basis as of the reporting date), and (l) in the case of the Parent Guarantor, payments received in consideration of sale of an ownership interest in the Issuer when the interest so sold is determined, and the date of delivery is, more than one month after receipt of such payment and only to the extent that the obligation to deliver such interest is not payable solely in such interest of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication), in the case of the Issuer, the Equity Percentage of Indebtedness for the Issuer’s Unconsolidated Affiliates.

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“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intellectual Property” is defined in Section 5.11(a).

“Intercompany Debt” means indebtedness for borrowed money of any Subsidiary owed to the Parent Guarantor or any other Lending Subsidiary that is eliminated in connection with the preparation of the consolidated financial statements of the Parent Guarantor in accordance with GAAP.

“Interest Expense” means with respect to any Person and for any period, all of such Person’s paid, accrued or capitalized interest expense on such Person’s Indebtedness (whether direct, indirect or contingent, and including interest on all convertible debt), and including (without duplication), in the case of the Issuer, the Equity Percentage of Interest Expense for the Issuer’s Unconsolidated Affiliates.

“Issuer” is defined in the first paragraph of this Agreement.

“JV Related Intercompany Debt” means any Intercompany Debt that is issued by a Property Subsidiary that is a joint venture (herein, a “JV Property Subsidiary”), one of the equity owners in which is the Issuer or one of its direct or indirect wholly-owned Lending Subsidiaries, which Intercompany Debt is evidenced by a physical note or notes, which note or notes shall be free and clear of any Lien, and held by the Issuer and/or one of its direct or indirect wholly-owned Lending Subsidiaries and, if such JV Property Subsidiary is a Subsidiary Guarantor, such Intercompany Debt is subordinated to such Property Subsidiary’s obligations under its Subsidiary Guaranty on terms acceptable to the Required Holders. For the avoidance of doubt, at any time after the Issuer and/or any of its direct or indirect wholly-owned Subsidiaries acquire all of the equity interests in a JV Property Subsidiary, the Intercompany Debt, if any, of such JV Property Subsidiary shall no longer be treated as JV Related Intercompany Debt.

“Lending Subsidiary” means each Subsidiary of the Issuer (a) that holds a Lien on any Real Property which is owned by a Property Subsidiary and (b) which Subsidiary is not an obligor on any Indebtedness.

“Lien” means, with respect to an asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, negative pledge, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; (c) the filing under the uniform commercial code or comparable law of any jurisdiction of any financing statement naming the owner of the asset to which such Lien relates as debtor; (d) any other preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation; and (e) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

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“Make-Whole Amount” is defined in Section 8.7.

“Management Company” means the manager of the Real Property owned by the Issuer or a Subsidiary of the Issuer.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Parent Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of (1) the Issuer and its Subsidiaries (other than Owners) and the Parent Guarantor, taken as a whole, or (2) any Owner, (b) the ability of either Constituent Company or any Subsidiary Guarantor to perform its obligations under this Agreement, the Notes or any Subsidiary Guaranty, as applicable, or (c) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.

“Material Contract” means any contract or other arrangement (other than this Agreement, the Notes or any Subsidiary Guaranty), whether written or oral, to which either Constituent Company is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Credit Facility” means, as to the Constituent Companies and their Subsidiaries,

(a) the Bank Credit Agreement;

(b) the Term Facility

(c) the Bond Facility; and

(d) any other agreement(s) creating or evidencing indebtedness for borrowed money (excluding non-recourse Indebtedness) entered into on or after the date of the Closing by either Constituent Company or any Subsidiary, or in respect of which either Constituent Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (other than a guaranty of customary recourse exceptions) (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $150,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Maturity Date” with respect to any Note is defined in the first paragraph of such Note.

“Minimum Net Worth Covenant” is defined in Section 10.11(c).

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“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Net Operating Income” means for any income producing operating Real Property and for any period, the difference between (a) any rentals, proceeds and other income received from such property, including early lease termination penalties to the extent no new tenant is in place and allocated over the applicable remaining term (but excluding (1) security or other deposits, and (2) other income of a non-recurring nature) during such period, less (b) an amount equal to all costs and expenses (excluding Interest Expense, non-cash straight line ground rent as determined in accordance with GAAP, any expenditures that are capitalized in accordance with GAAP, non-cash expenses such as depreciation and amortization, and, unless objected to by the Required Holders acting reasonably, any extraordinary, non-recurring expenses associated with any financing, merger, acquisition, divestiture, or other capital transaction) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such property during such period; provided, however, that the amount for the expenses for the management of a property included in clause (b) above shall be set at 3% of (i) the amount provided in clause (a) above, less (ii) a bad debt allowance. Net Operating Income shall be calculated based on the immediately preceding period of four consecutive calendar quarters unless the Real Property has not been owned by the Issuer or its Subsidiaries for four consecutive calendar quarters, in which event (x) Net Operating Income shall be calculated for the period of ownership, and annualized, and (y) if the period of ownership includes the month of August, the Net Operating Income for August will be disregarded in the annualization calculation. Net Operating Income shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Net Operating Income for the Issuer’s Unconsolidated Affiliates.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by the Parent Guarantor or any Subsidiary primarily for the benefit of employees of the Parent Guarantor or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“Obligations” is defined in Section 13.1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

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“Officer’s Certificate” means, with respect to any Person, a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“Owner” is defined in Schedule AUP.

“Parent Guarantee” is defined in Section 2.2.

“Parent Guarantor” is defined in the first paragraph of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Encumbrances” means:

(a)       Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 9.4;

(b)       pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(c)       deposits to secure the performance of bids, trade contracts, purchase, construction or sales contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(d)       the Title Instruments and customary Liens incidental to, and not interfering with, the ordinary conduct of the business of the Issuer or any of its Subsidiaries, provided that such Liens do not secure Indebtedness;

(e)       uniform commercial code protective filings with respect to personal property leased to the Issuer or any Subsidiary;

(f)        landlords’ liens for rent not yet due and payable; and

(g)       Liens in favor of the Issuer or a direct or indirect wholly-owned Lending Subsidiary of the Issuer securing JV Related Intercompany Debt;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

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(b)       investments in commercial paper maturing within 270 days from the date of acquisition thereof and having an investment grade credit rating on the date of acquisition;

(c)        investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)       fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)       Intercompany Debt; and

(f)        investments in Subsidiaries and Unconsolidated Affiliates made in accordance with this Agreement.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent Guarantor or any ERISA Affiliate or with respect to which the Parent Guarantor or any ERISA Affiliate may have any liability.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Subsidiary” means each Subsidiary of the Issuer that owns an Acceptable Unencumbered Property in the Unencumbered Pool.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Constituent Companies and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

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“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Real Property” means, collectively, all interest in any land and improvements located thereon (including direct financing leases of land and improvements owned by a Person), together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by any Person.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under Section 856(c)(i) of the Code.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

“Remedial Action” means all actions, including any capital expenditures, required or necessary to (a) clean up, remove, treat or in any other way address any Hazardous Material; (b) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger public health or the environment; (c) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) bring facilities on any property owned or leased by the Issuer or any of its Subsidiaries into compliance with all Environmental Laws.

“Reports” is defined in Section 7.1(c).

“Required Holders” means at any time on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by either Constituent Company or any of its Affiliates).

“Responsible Officer” means, with respect to any Person, any Senior Financial Officer and any other officer of such Person with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any ownership interests in the Issuer, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests in the Issuer or any option, warrant or other right to acquire any such shares of capital stock of the Issuer.

“Restricted Payments Covenant” is defined in Section 10.7.

S-A-14

“SEC” means the Securities and Exchange Commission of the United States.

“Secured Debt” means all Indebtedness, whether on a recourse or a non-recourse basis, which is secured by a Lien on any asset of any Person.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means, with respect to any Person, the chief financial officer, senior vice president of capital markets, principal accounting officer, treasurer or comptroller of such Person.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent. The Issuer is a Subsidiary of the Parent Guarantor. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent Guarantor.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 9.9(a)(1).

“Substitute Purchaser” is defined in Section 22.

“SVO” means the Securities Valuation Office of the NAIC.

S-A-15

“Tangible Net Worth” means, for any Person and as of any date, total assets of such Person (without deduction for accumulated depreciation) less (a) all intangibles of such Person and (b) all liabilities of such Person (including contingent and indirect liabilities), all determined on a consolidated basis in accordance with GAAP. The term “intangibles” shall include (1) deferred charges, and (2) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles. The term “liabilities” shall include (i) Indebtedness secured by Liens on property of the Person with respect to which Tangible Net Worth is being computed whether or not such Person is liable for the payment thereof, (ii) deferred liabilities, and (iii) Capital Lease Obligations.

“Term Facility” means that certain Second Amended and Restated Credit Agreement dated January 18, 2017 entered into between PNC Bank, National Association, as administrative agent, the various lenders party thereto, and the Issuer, as may be amended from time to time.

“Title Instruments” means all instruments of record in the Office of the County Clerk, the Real Property Records or of any other Governmental Authority affecting title to all or any part of the Real Property in the Unencumbered Pool, including those, if any, which impose restrictive covenants, easements, rights-of-way or other encumbrances on all or any part of the Real Property in the Unencumbered Pool.

“Total Asset Value” means, as of any date, the sum of (without duplication) (a) the aggregate Value of all of the Issuer’s and its Subsidiaries’ Real Property and other assets as set forth in the definition of Value, plus (b) the amount of any cash and cash equivalents, excluding tenant security and other restricted deposits of the Issuer and its Subsidiaries. Total Asset Value shall be calculated on a consolidated basis (inclusive of the Equity Percentage of the value of the total assets (calculated as set forth above) of Unconsolidated Affiliates and unconsolidated joint ventures of the Issuer and its Subsidiaries) in accordance with GAAP.

“Total Leverage Ratio” means, as of any date, the ratio (expressed as a percentage) of (a) the Indebtedness of the Consolidated Group to (b) Total Asset Value.

“Total Secured Debt Ratio” means, as of any date, the ratio (expressed as a percentage) of (a) the Secured Debt of the Consolidated Group to (b) Total Asset Value.

“Total Unsecured Debt to Unencumbered Asset Value Ratio” means, as of any date, the ratio (expressed as a percentage) of (a) the Unsecured Debt of the Consolidated Group to (b) Unencumbered Asset Value.

“Unconsolidated Affiliate” means, without duplication, in respect of any Person, any other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Asset Value” means, as of any date, the sum of the aggregate Value of the Acceptable Unencumbered Properties, provided that the aggregate Value of Acceptable Unencumbered Properties of Subsidiaries that are not wholly-owned (directly or indirectly) by the Issuer shall not exceed 15% of the total Unencumbered Asset Value.

S-A-16

“Unencumbered NOI” means, as of any date, aggregate Net Operating Income for the most recently ended period of four consecutive fiscal quarters from Acceptable Unencumbered Properties included in the Unencumbered Pool.

“Unencumbered Pool” means, as of any date, all Acceptable Unencumbered Property other than any such Real Property that is not at such date part of the “unencumbered pool” for purposes of the Bank Credit Agreement.

“United States” or “U.S.” means the United States of America.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Unsecured Debt” means all Indebtedness of any Person which is not Secured Debt.

“Unsecured Interest Coverage Ratio” means, as of any date, the ratio of (a) Adjusted Unencumbered NOI for the most recently ended period of four consecutive fiscal quarters to (b) Unsecured Interest Expense.

“Unsecured Interest Expense” means, as of any date, the actual interest expense on account of all Unsecured Debt of the Consolidated Group for the most recently ended period of four consecutive fiscal quarters.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Value” means, as of any date, the sum of the following:

(a)        for Real Property that has been owned by the Issuer, one of its Subsidiaries or one of its Unconsolidated Affiliates for 12 months or longer, the Net Operating Income for the most recently ended period of four consecutive fiscal quarters for such Real Property, divided by the Capitalization Rate; plus

(b)        for Real Property that was acquired by the Issuer, one of its Subsidiaries or one of its Unconsolidated Affiliates less than 12 months prior to the date of calculation, the Historical Value of such Real Property; plus

S-A-17

(c)        for Real Property owned by the Issuer, one of its Subsidiaries or one of its Unconsolidated Affiliates that is an Asset Under Development or undeveloped land, the Historical Value of the subject property; plus

(d)        for Real Property owned by the Issuer, one of its Subsidiaries or one of its Unconsolidated Affiliates that was an Asset Under Development but has been open and operating for less than 12 months prior to the date of calculation, the Historical Value of such Real Property or, at the Issuer’s election (which election shall be irrevocable with respect to such Real Property once made until such time as such Real Property has been open and operated by the Issuer, one of its Subsidiaries or one of its Unconsolidated Affiliates for at least 12 months or longer, at which time the provisions of subsection (a) above shall control), the Net Operating Income for such Real Property calculated for the period of operation instead of the period of ownership, annualized, divided by the Capitalization Rate; plus

(e)        the value of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases of the Issuer, one of its Subsidiaries or one of its Unconsolidated Affiliates under GAAP and included as Indebtedness plus

(f)         the book value of any loan receivables secured by Real Property which loan receivables are owned by the Issuer, one of its Subsidiaries or one of its Unconsolidated Affiliates.

S-A-18

Form of Series A Note

Education Realty Operating Partnership, LP

4.22% Series A Guaranteed Senior Notes due August 31, 2029

No. AR-	________________ __, 20__
$_______	PPN 28140T A*9

For Value Received, the undersigned, Education Realty Operating Partnership, LP (herein called the “Issuer”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ Dollars (or so much thereof as shall not have been prepaid) on August 31, 2029 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.22% per annum from the date hereof, payable semiannually, on the last day of February and August in each year, commencing with the last day of February or August next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.22% or (ii) 2.00% over the rate of interest publicly announced by Bank of New York from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of New York in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement dated as of August 31, 2017 (as from time to time amended, the “Note Agreement”) between the Issuer, Education Realty Trust, Inc., a Maryland corporation, and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement and (ii) made the representation set forth in Section 6.2 of the Note Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Agreement.

Schedule 1(a)
(to Note and Guarantee Agreement)

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Education Realty Operating Partnership, LP, a Delaware Limited Partnership

By:	Education Realty OP GP, Inc.,
a Delaware Corporation, its General Partner

By
Its

S-1(a)-2

Form of Series B Note

Education Realty Operating Partnership, LP

4.30% Series B Guaranteed Senior Notes due August 31, 2032

No. BR-	________________ __, 20__
$_______	PPN 28140T A@7

For Value Received, the undersigned, Education Realty Operating Partnership, LP (herein called the “Issuer”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ Dollars (or so much thereof as shall not have been prepaid) on August 31, 2032 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.30% per annum from the date hereof, payable semiannually, on the last day of February and August in each year, commencing with the last day of February or August next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.30% or (ii) 2.00% over the rate of interest publicly announced by Bank of New York from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of New York in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement dated as of August 31, 2017 (as from time to time amended, the “Note Agreement”) between the Issuer, Education Realty Trust, Inc., a Maryland corporation, and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement and (ii) made the representation set forth in Section 6.2 of the Note Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Agreement.

Schedule 1(b)
(to Note and Guarantee Agreement)

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Education Realty Operating Partnership, LP, a Delaware Limited Partnership

By:	Education Realty OP GP, Inc.,
a Delaware Corporation, its General Partner

By
Its

S-1(b)-2

Form of Opinion of Special Counsel
for the Constituent Companies

The closing opinion of Bass, Berry & Sims, PLC, special counsel for the Constituent Companies, which is called for by Section 4.4(a) of the Agreement, shall be dated the date of the Closing and addressed to each Purchaser, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:

1.         The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute on behalf of the Issuer the Note Documents.1

2.         The Issuer is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, has the limited partnership power and authority to execute and perform the Note Agreement and to issue the Notes and has the limited partnership power and authority to own its properties and conduct the activities in which it is now engaged.

3.         The Parent Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has the corporate power and authority to execute and perform the Note Agreement and has the corporate power and authority to own its properties and to conduct the activities in which it is now engaged.

4.         The Note Documents have been duly authorized by all necessary limited partnership action on the part of the Issuer, have been duly executed and delivered by the Issuer and constitute the legal, valid and binding contracts of the Issuer enforceable against the Issuer in accordance with their respective terms.

5.         The Note Agreement has been duly authorized by all necessary corporate action on the part of the Parent Guarantor, has been duly executed and delivered by the Parent Guarantor and constitutes the legal, valid and binding contract of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms.

6.         No consent, approval, authorization, order, registration, filing or qualification of or with any Governmental Authority under any Included Law is necessary for the execution, delivery or performance (a) by the Issuer of the Note Documents or (b) by the Parent Guarantor of the Note Agreement.

7.         The issuance and sale of the Notes by the Issuer and the execution, delivery and performance by the Issuer of the Note Agreement do not (a) violate any federal, Delaware or New York Included Law; (b) conflict with the Limited Partnership Certificate or the Limited Partnership Agreement; or (c) result in a breach of or constitute a default under any of the Bank Credit Agreement, the Term Facility or the Bond Facility (provided we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination).

[1]	Capitalized terms used herein shall have the meanings set forth in the final opinion letter unless herein defined or the context shall otherwise require.

Schedule 4.4(a)
(to Note and Guarantee Agreement)

8.         The execution, delivery and performance of the Note Agreement by the Parent Guarantor and the granting of the guarantee by the Parent Guarantor thereunder (the “Parent Guarantee”) do not: (a) violate any federal, Maryland or New York Included Law; (b) conflict with the Charter or the Bylaws; or (c) result in a breach of or constitute a default under any of the Bank Credit Agreement, the Term Facility or the Bond Facility (provided we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination).

9.         On the basis of the representations of the Issuer contained in Section 5.13 of the Note Agreement and the representations of the Purchasers contained in Section 6.1 of the Note Agreement, the issuance, sale and delivery of the Notes and the issuance of the Parent Guarantee under the circumstances contemplated by the Note Agreement do not require the registration of the Notes or the Parent Guarantee under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939. We express no opinion, however, as to when or under what circumstances any Notes initially purchased by you may be reoffered or resold.

10.         Neither Constituent Company is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

11.         The issuance of the Notes in accordance with the provisions of and contemplated by the Note Agreement and the use of the proceeds thereof do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, assuming the Issuer complies with the provisions of the Note Agreement relating to the use of proceeds.

The opinion of Bass, Berry & Sims, PLC shall cover such other matters relating to the sale of the Notes as any Purchaser may reasonably request and shall provide that (i) subsequent holders of the Notes may rely upon such opinion and (ii) such opinion may be provided to Governmental Authorities including the National Association of Insurance Commissioners. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of Constituent Companies.

S-4.4(a)-2

Form of Opinion of Special Counsel
for the Purchasers

The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1.         The Issuer is a limited partnership in good standing under the laws of the State of Delaware.

2.         The Parent Guarantor is a corporation in good standing under the laws of the State of Maryland.

3.         The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Issuer enforceable against the Issuer in accordance with their respective terms.

4.         The Agreement constitutes the legal, valid and binding contract of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms.

5.         The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939.

The opinion of Schiff Hardin LLP shall also state that the opinions of Bass Berry & Sims, PLC is satisfactory in scope and form to Schiff Hardin LLP and that, in its opinion, the Purchasers are justified in relying thereon.

The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the federal laws of the United States.

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Constituent Companies and upon representations of the Constituent Companies and the Purchasers delivered in connection with the issuance and sale of the Notes.

Schedule 4.4(b)
(to Note and Guarantee Agreement)

Disclosure Materials

None.

Schedule 5.3
(to Note and Guarantee Agreement)

Subsidiaries of the Parent Guarantor and
Ownership of Subsidiary Stock

(i)	Subsidiaries:

Legal Name	Jurisdiction of Organization	% of Shares
109 Tower FL LLC	Delaware	100%
28th and Aurora at Boulder LLC	Delaware	100%
319 Bragg Student Housing Auburn AL LLC	Delaware	100%
1313 5th Street MN Holdings, LLC	Delaware	50%
1313 5th Street MN Owner, LLC	Delaware	50%
3949 Lindell LLC	Delaware	100%
Anderson Road Lafayette LLC	Delaware	100%
Anderson Road Oxford LLC	Delaware	100%
Armory Illinois LLC (Inactive)	Delaware	100%
Blacksburg VA Housing LLC	Delaware	100%
Cape Place (DE), LLC (Inactive)	Delaware	100%
Carriage House Ft Collins CO LLC[3]	Delaware	100%
Carrollton Place, LLC	Georgia	100%
CD/Park7 Pittsburgh Owner LLC	Delaware	80%
Centre Lubbock TX LLC	Delaware	100%
Chapel Hill Durham NC LP	Delaware	100%
Chapel Hill Durham NC GP LLC	Delaware	100%
Chapel Hill Investor LLC	Delaware	100%
Commons on Bridge TN Limited Partnership	Delaware	100%
Commons on Bridge TN LLC	Delaware	100%
Core Campus Madison LLC	Delaware	98.41%
Core Campus Tucson II LLC	Delaware	62.15%
Core Minneapolis LLC	Delaware	51%
Corvallis OR Student Housing Owner LLC	Delaware	100%
Cottages W. Lafayette IN LLC	Delaware	100%
CV East Lansing MI LLC	Delaware	100%
District on 5th Tucson AZ LLC	Delaware	100%
District on Apache Tempe AZ LLC	Delaware	100%
East Edge Tuscaloosa LLC	Delaware	100%
EDR Athens I, LLC (Inactive)	Delaware	100%
EDR Austin, LLC	Delaware	100%
EDR Berkeley LLC	Delaware	100%
EDR Berkeley LP	Delaware	100%
EDR Boise LLC	Delaware	100%
EDR Carbondale, LLC	Delaware	100%

Schedule 5.4
(to Note and Guarantee Agreement)

Legal Name	Jurisdiction of Organization	% of Shares
EDR Charlottesville LLC	Delaware	100%
EDR Charlottesville Jefferson LLC	Delaware	100%
EDR Charlottesville Wertland LLC	Delaware	100%
EDR Columbia Limited Partnership	Delaware	100%
EDR Columbia, Inc.	Delaware	100%
EDR Columbia, LLC	Delaware	100%
EDR Development LLC	Delaware	100%
EDR Employment Resources, LLC	Delaware	100%
EDR Fund GP, Inc.	Delaware	100%
EDR Gainesville GP, LLC	Delaware	100%
EDR Gainesville Limited Partnership	Florida	100%
EDR Green Link, Inc.	Delaware	100%
EDR Greensboro, LLC	Delaware	100%
EDR Investment Advisor Inc.	Delaware	100%
EDR Investment Fund, LP	Delaware	100%
EDR Knoxville Limited Partnership	Delaware	100%
EDR Knoxville, Inc.	Delaware	100%
EDR Knoxville, LLC	Delaware	100%
EDR Lexington I LLC	Delaware	100%
EDR Lexington II LLC	Delaware	100%
EDR Lexington III LLC	Delaware	100%
EDR Lexington IV LLC	Delaware	100%
EDR Lexington V LLC	Delaware	100%
EDR Lexington VI LLC	Delaware	100%
EDR Lexington VII LLC	Delaware	100%
EDR Lexington VIII LLC	Delaware	100%
EDR Lexington IX LLC	Delaware	100%
EDR Limpar, LLC	Delaware	100%
EDR Management Inc.	Delaware	100%
EDR Manager, LLC (Inactive)[3]	Delaware	100%
EDR Maplewood LLC	Delaware	100%
EDR Marquette LLC	Delaware	100%
EDR OP Development LLC	Delaware	100%
EDR Orlando Limited Partnership	Delaware	100%
EDR Orlando, Inc.	Delaware	100%
EDR Orlando, LLC	Delaware	100%
EDR Oxford, LLC	Delaware	100%
EDR Phoenix, LLC	Delaware	100%
EDR State College Limited Partnership	Delaware	100%
EDR State College, Inc.	Delaware	100%
EDR State College, LLC	Delaware	100%
EDR Stillwater Limited Partnership	Delaware	100%

S-5.4-2

Legal Name	Jurisdiction of Organization	% of Shares
EDR Stillwater, Inc.	Delaware	100%
EDR Stillwater, LLC	Delaware	100%
EDR Storrs IC LLC	Delaware	100%
EDR Storrs II LLC	Delaware	100%
EDR Storrs LLC	Delaware	100%
EDR Syracuse Campus West LLC	Delaware	100%
EDR Syracuse, LLC	Delaware	100%
EDR Tallahassee I, LLC	Delaware	100%
EDR Tallahassee Limited Partnership (Inactive)	Delaware	100%
EDR Tallahassee, Inc. (Inactive)	Delaware	100%
EDR Tallahassee, LLC (Inactive)	Delaware	100%
EDR Technology LLC	Delaware	100%
EDR Tuscaloosa LLC	Delaware	100%
Education Realty OP GP, Inc.	Delaware	100%
Education Realty OP Limited Partner Trust	Maryland	100%
Education Realty Operating Partnership, LP	Delaware	100%
Elizabeth Street CO Manager LLC	Delaware	100%
Elizabeth Street CO Owner LLC	Delaware	70%
Empire Pitt PA Member LLC	Delaware	100%
Fifth Street MN LLC	Delaware	100%
GM Westberry LLC	Delaware	100%
Hawaii Student Housing Manager LLC	Delaware	100%
Honolulu Student Housing One LLC	Delaware	90%
HUB Manager Eugene OR LLC (Inactive)	Delaware	100%
HUB Manager Madison WI LLC	Delaware	100%
HUB Owner Madison WI LLC	Delaware	98.41%
Icon Columbia SC LLC (Inactive)	Delaware	100%
Irish Row at Vaness LLC	Delaware	100%
Land Developer LLC	Delaware	100%
Lansing Properties I, LLC	Delaware	90%
Lansing Housing Manager LLC	Delaware	100%
Lokal Fort Collins CO LLC	Delaware	100%
Louisville KY Housing Manager LLC	Delaware	100%
Louisville KY Housing Member LLC	Delaware	100%
Plum Manager Ft. Collins CO LLC	Delaware	100%
Plum Owner Ft. Collins CO LLC	Delaware	70%
Pura Vida Ft. Collins CO LLC	Delaware	100%
Province Kent OH LLC	Delaware	100%
Province Boulder CO LLC	Delaware	100%
Renaissance Knoxville TN Inc.	Delaware	100%
Retreat at Blacksburg, LLC	Delaware	100%
Retreat at State College, LLC	Georgia	100%

S-5.4-3

Legal Name	Jurisdiction of Organization	% of Shares
Retreat at Louisville, LLC	Delaware	100%
River Place (DE), LLC	Delaware	100%
RoPo Phoenix AZ LLC	Delaware	100%
RH Blacksburg, LLC	Delaware	100%
San Marcos Student Housing Manager LLC	Delaware	100%
San Marcos Student Housing Owner LLC (Inactive)	Delaware	100%
San Marcos TX Student Housing LLC	Delaware	80%
Seventh Street Tempe AZ Manager LLC	Delaware	100%
Seventh Street Tempe AZ Owner LLC	Delaware	90%
State College Housing LLC	Delaware	100%
Stillwater Student Housing Manager LLC	Delaware	100%
Stillwater Student Housing Owner LLC	Delaware	70%
Stinson at Norman LLC	Delaware	100%
Storrs Lodges LLC	Delaware	100%
Storrs Lodges Manager LLC	Delaware	100%
Student Housing Manager Iowa LLC	Delaware	100%
Student Housing Owner Iowa LLC	Delaware	70%
Suites Lubbock TX LLC	Delaware	100%
Terraces Illinois LLC	Delaware	100%
The Province Greenville NC GP LLC	Delaware	100%
The Province Greenville NC LP	Delaware	100%
Tyndall Manager Tucson AZ LLC	Delaware	100%
Tyndall Owner Tucson AZ LLC	Delaware	62.15%
University Towers OP GP, LLC	Delaware	100%
University Towers Operating Partnership, LP	Delaware	72.66%
University Towers Raleigh Services, LLC	North Carolina	72.66%
University Village – Greensboro, LLC	Delaware	25%
University Village Towers, LLC	Delaware	100%
University Village Towers, LP	Delaware	100%
Varsity Ann Arbor Equity Partners, LLC (Inactive)	Delaware	100%
Varsity Ann Arbor MI LLC (Inactive)	Delaware	100%
Varsity at Ann Arbor, LLC	Delaware	100%
Washington Ave MN Manager LLC	Delaware	100%
West Clayton GA LLC	Delaware	100%
West Clayton Athens GA Holdings, LLC	Delaware	100%
West Clayton Athens GA Owner, LLC	Delaware	50%

(ii)	Affiliates:*

*Indicates an Unconsolidated Affiliate

S-5.4-4

(iii)	Parent Guarantor’s Directors and Senior Officers:

Directors

Randall L. Churchey
John V. Arabia
William J. Cahill, III
Kimberly K. Schaefer
Howard A. Silver
John T. Thomas
Thomas Trubiana
Wendell W. Weakley

Senior Officers

Randall L. Churchey	Chief Executive Officer, Chairman of the Board
Thomas Trubiana	President, Board Member
Edwin B. Brewer, Jr.	Chief Financial Officer, Executive Vice President, Treasurer
Christine D. Richards	Chief Operating Officer, Executive Vice President
Lindsey Mackie	Chief Accounting Officer, Senior Vice President
Scott P. Casey	Chief Technology Officer, Senior Vice President Strategic Development
Randy Simpson	Chief Information Systems Officer, Senior Vice President
Olan Brevard	Executive Vice President of Acquisitions and Development
Scott Barton	Senior Vice President Real Estate Acquisitions & Development
J. Drew Koester	Senior Vice President of Capital Markets and Investor Relations
Elizabeth L. Keough	Senior Vice President, General Counsel, Secretary
Agnes Webb	Vice President Tax Compliance
Matt Fulton	Senior Vice President of Operations
Julie Skolnicki	Senior Vice President, University Partnerships

(iv)	General Partner of the Issuer’s Directors and Senior Officers:

Directors

Randall L. Churchey
Thomas Trubiana
Edwin B. Brewer

S-5.4-5

Senior Officers

Randall L. Churchey	Chief Executive Officer
Thomas Trubiana	President
Edwin B. Brewer	Chief Financial Officer, Executive Vice President, and Treasurer
Christine D. Richards	Chief Operating Officer, Executive Vice President
Lindsey Mackie	Chief Accounting Officer, Senior Vice President
Scott Casey	Chief Technology Officer, Senior Vice President Strategic Development
J. Drew Koester	Senior Vice President of Capital Markets and Investor Relations
Bob Earwood	Senior Vice President of Construction
Olan Brevard	Executive Vice President of Acquisitions and Development
Scott W. Barton	Senior Vice President Real Estate Acquisitions & Development
Elizabeth L. Keough	Senior Vice President, General Counsel, Secretary
Agnes Webb	Vice President Tax Compliance
Randy Simpson	Chief Information Systems Officer, Senior Vice President
Matt Fulton	Senior Vice President of Operations
Julie Skolnicki	Senior Vice President, University Partnerships

Legal, regulatory, contractual or other restrictions

None.

S-5.4-6

Financial Statements

The financial statements contained in the following are incorporated herein by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2016;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2017; and

•	Quarterly Report on Form 10-Q for the period ended June 30, 2017.

Schedule 5.5
(to Note and Guarantee Agreement)

Initial Unencumbered Pool

1.	109 Tower – Miami, Miami-Dade County, FL
2.	2400 Nueces – Austin, Travis County, TX**
3.	319 Bragg – Auburn, Lee County, AL
4.	3949 Lindell – St. Louis, Saint Louis County, MO
5.	Campus Creek – Oxford, Lafayette County, MS
6.	Campus Lodge – Gainesville, Alachua County, FL
7.	Campus Village – East Lansing, Ingham County, MI*
8.	Campus West – Syracuse, Onondaga County, NY**
9.	Carriage House – Fort Collins, Larimer County, CO
10.	Carrollton Crossing – Carrollton, Carroll County, GA
11.	Central Hall – Lexington, Fayette County, KY**
12.	Champions Court I – Lexington, Fayette County, KY**
13.	Champions Court II – Lexington, Fayette County, KY**
14.	Commons on Bridge – Knoxville, Knox County, TN
15.	East Edge – Tuscaloosa, Tuscaloosa County, AL
16.	Grandmarc at the Corner – Charlottesville, Albemarle County, VA*
17.	Grandmarc at Westberry Place – Fort Worth, Denton County, TX*
18.	Haggin Hall I – Lexington, Fayette County, KY**
19.	Hub at Madison – Madison, Dane County, WI***
20.	Irish Row – South Bend, St. Joseph County, IN
21.	Jefferson Commons – Charlottesville, Albemarle County, VA
22.	Limestone Park I & II – Lexington, Fayette County, KY**
23.	Lokal – Fort Collins, Larimer County, CO
24.	Province at Kent State – Kent, Portage County, OH
25.	Pura Vida Place – Fort Collins, Larimer County, CO
26.	Retreat at Blacksburg – Blacksburg, Montgomery County, VA
27.	Retreat at Corvallis – Corvallis, Benton County, OR
28.	Retreat at Louisville – Louisville, Jefferson County, KY
29.	Retreat at Oxford – Oxford, Lafayette County, MS
30.	River Pointe – Carrollton, Carroll County, GA
31.	Roosevelt Point – Phoenix, Maricopa County, AZ
32.	Sawtooth Hall – Boise, Ada County, ID**
33.	SkyVue – Lansing, Ingham County, MI***
34.	The Berk – Berkeley, Alameda County, CA
35.	The Centre at Overton Park – Lubbock, Lubbock County, TX
36.	The Commons at Knoxville – Knoxville, Knox County, TN
37.	The Commons at Tallahassee – Tallahassee, Leon County, FL
38.	The Cottages on Lindberg – West Lafayette, Tippecanoe County, IN
39.	The District on 5th – Tucson, Pima County, AZ
40.	The District on Apache – Tempe, Maricopa County, AZ
41.	The Local – San Marcos, Hays County, TX***
42.	The Lofts Orlando – Orlando, Orange County, FL
43.	The Lotus – Boulder, Boulder County, CO
44.	The Oaks on the Square – Phase I and II – Storrs, Tolland County, CT
45.	The Oaks on the Square – Phase III – Storrs, Tolland County, CT
46.	The Pointe State College – State College, Centre County, PA
47.	The Province – Greenville, Pitt County, NC

Schedule 5.10(b)
(to Note and Guarantee Agreement)

48.	The Province at Boulder – Boulder, Boulder County, CO
49.	The Reserve at Columbia – Columbia, Boone County, MO
50.	The Reserve at Saluki Pointe – Carbondale, Jackson County, IL
51.	The Reserve on Perkins – Stillwater, Payne County, OK
52.	The Retreat at State College – State College, Centre County, PA
53.	The Suites at Overton Park – Lubbock, Lubbock County, TX
54.	The Varsity at Ann Arbor – Ann Arbor, Washtenaw County, MI
55.	The Woods – Marquette, Marquette County, MI**
56.	University Flats – Lexington, Fayette County, KY**
57.	University Towers – Raleigh, Wake County, NC
58.	University Village on Colvin – Syracuse, Onondaga County, NY**
59.	University Village Tower – Riverside, Riverside County, CA***
60.	Urbane – Tucson, Pima County, AZ***
61.	Wertland Square – Charlottesville, Albemarle County, VA
62.	Woodland Glen I and II – Lexington, Fayette County, KY**
63.	Woodland Glenn III – Lexington, Fayette County, KY**

* denotes Eligible Off Campus Ground Lease

** denotes Eligible Property Lease

*** denotes Acceptable Unencumbered Property that is not wholly-owned by the Issuer

S-5.10(b)-2

Existing Indebtedness of the Parent Guarantor and its Subsidiaries

(A)

						Final	Outstanding
Obligor(s)	Creditor	CUSIP or ISIN (if applicable)	Description of Indebtedness	Interest Rate(s)	Collateral	Maturity	Principal Amount As of 8/18/17
Education Realty Operating Partnership, LP	Public Investors	CUSIP: 28140T AA6 ISIN: US28140TAA60	Senior Notes	4.6%	Unsecured	12/1/2024	$250,000,000
Education Realty Operating Partnership, LP Education Realty Trust, Inc. (Guarantor)	PNC Bank and Regions Bank as syndication agents	NA	Term Loan – Tranche A	3.85%	Unsecured	1/31/2021	$122,500,000
		NA	Term Loan – Tranche B	2.86%	Unsecured	1/18/2022	$65,000,000
Education Realty Trust Operating Partnership, LP Education Realty Trust, Inc. (Guarantor)	KeyBank National Association as Admin Agent	NA	Revolving Credit Facility	Variable	Unsecured	11/19/2018	$412,000,000
EdR Storrs II LLC and Leyland Storrs II LLC	PNC Bank	NA	Construction Loan	Variable	Secured	10/20/2017	$29,771,745

Debt On Unconsolidated JVs
University Village – Greensboro, LLC	Hunt Mortgage Group	N/A	Mortgage Debt	5.62%	Secured	7/1/2020	$22,707,240 (EdR $5,676,810)
1313 5th Street MN Owner, LLC (The Marshall)	Wells Fargo Bank	N/A	Construction Loan	Variable	Secured	12/31/2017	$55,250,380 (EdR $27,625,190)
Obligor(s)	Creditor	CUSIP or ISIN (if applicable)	Description of Indebtedness	Interest Rate(s)	Collateral	Final Maturity	Outstanding Principal Amount
West Clayton Athens GA Owner, LLC (Georgia Heights)	Wells Fargo Bank	N/A	Construction Loan	Variable	Secured	10/31/2018	$34,866,046 (EdR $17,433,023)

(B)	None

(C)	Material Credit Facilities

Schedule 5.15
(to Note Purchase Agreement)

Acceptable Unencumbered Property Representations

I.	Properties.

(a)         Other than Permitted Encumbrances, the owner of the subject Real Property (the “Owner”) has title to, or valid leasehold interests in, such Real Property, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Real Property for its intended purposes.

(b)         All components of all improvements included within the subject Real Property, including, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving such Real Property are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated, and neither Constituent Company has any knowledge of any factor or condition that reasonably could be expected to result in the termination or material impairment of the furnishing thereof, subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect. No improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in such Real Property, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.

(c)         All franchises, licenses, authorizations, rights of use, governmental approvals and permits (including all certificates of occupancy and building permits) required to have been issued by Governmental Authority to enable the subject Real Property to be operated as then being operated have been lawfully issued and are in full force and effect, other than those which the failure to obtain in the aggregate could not be reasonably expected to have a Material Adverse Effect. The Owner is not in violation of the terms or conditions of any such franchises, licenses, authorizations, rights of use, governmental approvals and permits, which violation would reasonably be expected to have a Material Adverse Effect.

(d)         Neither Constituent Company or, if different, the Owner, has received any notice or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting the subject Real Property or any part thereof, or any proposed termination or impairment of any parking at such Real Property or of any sale or other disposition of such Real Property or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

Schedule AUP
(to Note and Guarantee Agreement)

(e)         Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, (1) no portion of the subject Real Property has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty, and (2) no portion of such Real Property is located in a special flood hazard area as designated by any federal Governmental Authorities or any area identified by the insurance industry or other experts acceptable to the Required Holders as an area that is a high probable earthquake or seismic area.

(f)         There are no Persons operating or managing the subject Real Property other than the Issuer and the Management Company pursuant to (1) the management agreements delivered to the Purchasers on or prior to the date of this Agreement, and (2) such other management agreements in form and substance reasonably satisfactory to the Required Holders. To the knowledge of the Constituent Companies, no improvement or portion thereof, or any other part of the subject Real Property, is dependent for its access, operation or utility on any land, building or other improvement not included in such Real Property, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access.

II.	Litigation and Environmental Matters.

Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(a)         to the knowledge of the Constituent Companies, the subject Real Property is free from contamination by any Hazardous Material;

(b)         to the knowledge of the Constituent Companies, the operations at the subject Real Property are in compliance with all applicable Environmental Laws;

(c)         neither Constituent Company or, if different, the Owner, has known liabilities with respect to Hazardous Materials on the subject Real Property and, to the knowledge of the Constituent Companies, no facts or circumstances exist which could reasonably be expected to give rise to liabilities with respect to Hazardous Materials on the subject Real Property;

(d)         (i) the Owner and the subject Real Property have all Environmental Permits necessary for the operations at such Real Property and are in compliance with such Environmental Permits; (ii) there are no legal proceedings pending nor, to the knowledge of the Constituent Companies, threatened to revoke, or alleging the violation of, such Environmental Permits; and (iii) neither Constituent Company or, if different, the Owner, has received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of such Real Property;

S-5.15-2

(e)         the subject Real Property is not subject to any outstanding written order or contract, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation of which either Constituent Company or, if different, the Owner, has been given notice respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any Environmental Claim or (iv) the Release or threatened Release of any Hazardous Material;

(f)         solely with respect to the subject Real Property, neither Constituent Company or, if different, the Owner, is subject to any pending legal proceeding alleging the violation of any Environmental Law or, to the knowledge of either Constituent Company, are any such proceedings threatened;

(g)         solely with respect to the subject Real Property, neither such Constituent Company or, if different, the Owner, nor, to the knowledge of the Constituent Companies, or any predecessor thereof, has filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment;

(h)         solely with respect to the subject Real Property, none of the operations of the Owner involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent, in violation of Environmental Laws; and

(i)         to the knowledge of the Constituent Companies, there is not now, nor has there been in the past, on, in or under the subject Real Property (i) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water); (ii) any friable asbestos-containing materials; (iii) any polychlorinated biphenyls; or (iv) any radioactive substances other than naturally occurring radioactive material.

S-5.15-3

Information Relating to Purchasers

Name of Purchaser	Series	Principal Amount of Notes to be Purchased

Purchaser Schedule
(to Note and Guarantee Agreement)

Form of Compliance Certificate

To each holder of a Note

that is an Institutional Investor

Re:	Education Realty Operating Partnership, LP

Education Realty Trust, Inc.

Compliance Certificate

Ladies and Gentlemen:

This Compliance Certificate is made with reference to that certain Note and Guarantee Agreement dated as of August 31, 2017 (as amended, supplemented or otherwise modified from time to time, the “Note Agreement”), among Education Realty Operating Partnership, LP, a Delaware limited partnership (the “Issuer”), Education Realty Trust, Inc., a Maryland corporation (the “Parent Guarantor”), and each of the Purchasers listed on the Purchaser Schedule attached thereto. All capitalized terms used in this Compliance Certificate (including any attachments hereto) and not otherwise defined in this Compliance Certificate shall have the meanings set forth for such terms in the Note Agreement. All Section references herein shall refer to the Note Agreement.

I hereby certify that I am the [insert title(s) of Senior Financial Officer] of the Issuer and the Parent Guarantor, and that I make this Compliance Certificate on behalf of each Constituent Company. I further represent and certify on behalf of each Constituent Company as follows as of the date of this Compliance Certificate:

I have reviewed the relevant terms of the Note Agreement and have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Constituent Companies and their Subsidiaries from the beginning of the [quarterly][annual] period (the “Reporting Period”) covered by the financial statements being furnished herewith to the date hereof, [and that such review has not disclosed the existence during the Reporting Period of any condition or event that constitutes a Default or an Event of Default.]2

All referenced dollar amounts in this Compliance Certificate are stated in thousands unless otherwise noted.

[2]	If any such condition or event existed during the Reporting Period or exists, specify the nature and period of existence thereof and what action the Constituent Companies have taken or propose to take with respect thereto.

E-CC-2

(to Note and Guarantee Agreement)

Attached hereto as Schedule A-1 is (i) a list of the Real Property that comprises the Unencumbered Pool, (ii) a detailed calculation of Unencumbered Asset Value as at the end of the Reporting Period, and (iii) a detailed calculation of Adjusted Unencumbered NOI for the Reporting Period. Attached hereto as Schedule A-2 is a list of the Real Property assets that were identified as being in the Unencumbered Pool in the last Compliance Certificate and that are no longer qualified to be in the Unencumbered Pool as of the last day of the Reporting Period.

Attached hereto as Schedule B-1 is a detailed calculation of Interest Expense for the Reporting Period and Schedule B-2 is a detailed calculation of Interest Expense, principal paid and due and payable on Indebtedness, and cash dividends payable on the Parent Guarantor's preferred stock for the Reporting Period, which amounts aggregated:

Schedule B-1	$
Schedule B-2	$

Attached hereto as Schedule C is a detailed calculation of EBITDA for the Reporting Period, which amount was:

Schedule C EBITDA	$

A detailed calculation of Total Asset Value as at the end of the Reporting Period is also provided herewith.

As of the last day of the Reporting Period:

1.	Fixed Charge Coverage Ratio (Section 10.11(b)):

(a)	EBITDA	$
(b)	Capital Expenditure Reserve	$
(c)	Adjusted EBITDA [(a)-(b)]	$
(d)	Principal paid and due and payable
plus Interest Expense
	plus cash dividends on preferred stock	$
(e)	Fixed Charge Coverage Ratio [(c) to (d)]

Covenant: Not less than 1.50:1.00

E-CC-1
(to Note and Guarantee Agreement)

2.	Tangible Net Worth (Section 10.11(c)):

Total Tangible Net Worth			$

Required Tangible Net Worth:

Net Proceeds of Offerings after date of Note Agreement	$
75%
$

Plus		$896,000

Total Required Tangible Net Worth			$

Covenant: Tangible Net Worth not less than Required Tangible Net Worth

3.	Total Leverage Ratio (Section 10.11(a)):

(a)	Indebtedness	$
(b)	Total Asset Value	$
(c)	Total Leverage Ratio		%

Covenant: No greater than 60%

4.	Total Secured Debt Ratio (Section 10.11(d)):

(a)	Secured Debt	$
(b)	Total Asset Value	$
(c)	Total Secured Debt Ratio		%

Covenant: No greater than 40%

5.	Total Unsecured Debt to Unencumbered Asset Value (Section 10.11(e))

(a)	Total Unsecured Debt	$
(b)	Unencumbered Asset Value	$
(c)	Total Unsecured Debt to Unencumbered Asset Value		%

Covenant: No greater than 60%

E-CC-2
(to Note and Guarantee Agreement)

6.	Unsecured Interest Coverage (Section 10.11(f))	$

(a)	Adjusted Unencumbered NOI	$
(b)	Unsecured Interest Expense	$
(c)	Unsecured Interest Coverage Ratio		%

Covenant: Not less than 1.60 to 1.0

7.	Limitation on Investments (Section 10.5)

(i)(c)	Investments in Unconsolidated Affiliates	$
(i)(d)	Investments in undeveloped land	$
(i)(e)	Investments not related to collegiate housing communities	$
(i)(f)	Investments in notes secured by Real Property (not to
	exceed 15% of Total Asset Value)	$
(i)(g)	Investments in Assets Under Development	$
	Total		$

(ii)	Total Asset Value		$

(iii)	(i)(c) – (g) / (ii), expressed as a percentage			%

Covenant: No greater than 35%

8.	Restricted Payments (Section 10.7)

Restricted Payments to be made on or after ______________ for reporting period and restricted payments made preceding 3 quarters

Covenant: any increased Restricted Payment, when added to all Restricted Payments made during the 3 immediately preceding calendar quarters, shall not exceed 95% of Funds From Operations for the applicable period.

Q_ 20__ Dividends	$
Q_ 20__ Dividends	$
Q_ 20__ Dividends	$
Q_ 20__ Dividends	$

(i)	Aggregate	$
(ii)	Funds From Operations	$
(iii)	(i) / (ii), expressed as a percentage		%
Covenant: No greater than 95%

E-CC-3
(to Note and Guarantee Agreement)

This Compliance Certificate has been executed and delivered as of the date set forth above.

Education Realty Operating Partnership, LP

By: Education Realty OP GP, Inc., its General Partner

By:
Name:
Title:

Education Realty Trust, Inc.

By:
Name:
Title:

E-CC-4
(to Note and Guarantee Agreement)